As filed with the U.S. Securities and Exchange Commission on September 24, 2025.

Registration No. 333-290410

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

AMENDMENT NO. 1
To
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Park Ha Biological Technology Co., Ltd.
(Exact name of registrant as specified in its charter)

___________________________________

Not Applicable
(Translation of Registrant’s Name into English)

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Cayman Islands	5990	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

901, Building C
Phase 2, Wuxi International Life Science Innovation Campus
196 Jinghui East Road

Xinwu District, Wuxi, Jiangsu Province
People’s Republic of China 214000
+86 400 012 7562
(Address, including zip code, and telephone number, including area code, of principal executive offices)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________________

Copies to:

Kyle Leung, Esq. Concord & Sage PC 1360 Valley Vista Dr Suite 140 Diamond Bar, CA 91765 Tel: 929-989-7572	Cavas S. Pavri, Esq. ArentFox Schiff LLP 1717 K Street, NW Washington, DC 20006 Tel: 202-724-6847

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Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2025

Up to 11,428,571 Ordinary Shares

Up to 11,428,571 Pre-Funded Warrants

Up to 11,428,571 Ordinary Shares underlying Pre-Funded Warrants

Up to 11,428,571 Common Warrants

Up to 11,428,571 Ordinary Shares underlying Common Warrants

Park Ha Biological Technology Co., Ltd.

We are offering on a best-efforts basis of up to (i) 11,428,571 ordinary shares, par value $0.00002 per share (“Ordinary Shares”) and (ii) up to 11,428,571 common warrants to purchase up to 11,428,571 Ordinary Shares (“Common Warrants”), at an assumed exercise price of $0.42 per share (representing 120% of the assumed public offering price per Ordinary Share to be sold in this offering). We are offering the Ordinary Shares and Common Warrants at an assumed public offering price of $0.35 per share and accompanying warrant.

We are also offering those purchasers whose purchase of Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, up to 11,428,571 pre-funded warrants, or Pre-Funded Warrants, in lieu of Ordinary Shares. Each Pre-Funded Warrant will be immediately exercisable for one Ordinary Share and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The purchase price of each Pre-Funded Warrant will equal the price per share at which the Ordinary Shares are being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. There is no established public trading market for the Common Warrants or Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Common Warrants or Pre-Funded Warrants on any national securities exchange. For each Pre-Funded Warrant we sell, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis. This offering also relates to the Ordinary Shares issuable upon exercise of the Common Warrants and any Pre-Funded Warrants sold in this offering.

Our Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PHH”. On September 23, 2025, the last reported sale price of our Ordinary Shares on Nasdaq was $0.4804 per share.

The actual number of securities and public offering price for the securities in this offering will be determined at the time of pricing and may be at a discount to the current market price at the time. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual offering price. The actual public offering price will be determined through negotiation between us, the Placement Agent (as defined below), and the investors based upon a number of factors, including our history and prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

Throughout this prospectus, unless the context indicates otherwise, any references to “Park Ha Cayman” are to Park Ha Biological Technology Co., Ltd., any references to “we”, “us”, “our,” or the “Company” are to Park Ha Cayman, and in the context of describing our operations and consolidated financial information, to Park Ha Cayman and its subsidiaries, any references to “PRC Subsidiaries” are to Park Ha Investment (Wuxi) Co., Ltd. (“WFOE”), Jiangsu Park Ha Biological Technology Co., Ltd. (“Park Ha Jiangsu”), Shanghai Park Ha Industrial Development Co., Ltd. (“Park Ha Shanghai”), Wuxi Xinzhan Enterprise Management Consulting Co., Ltd. (“Xinzhan”), Wuxi Muchen Biotechnology Co., Ltd. and Wuxi Mufeng Biotechnology Co., Ltd.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus.

We are a holding company incorporated in the Cayman Islands with no operations of our own and are not a Chinese operating company. As a result, we conduct all of our operations in China through our PRC Subsidiaries. Park Ha Cayman controls its PRC Subsidiaries through equity ownership and does not use a variable interest entity structure. Due to our corporate structure, there are unique risks to investors. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares, including that it could cause the value of our Ordinary Shares to significantly decline or become worthless. The securities offered in this offering are shares of the Company, a Cayman Islands holding company and not shares of the PRC Subsidiaries. Investors in this offering will not directly hold equity interests in the PRC Subsidiaries.

We are subject to certain legal and operational risks associated with being based in or having all of our operations in China, which could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. The PRC government has initiated a series of regulatory actions and made statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. The PRC government may influence our operations as the government deems appropriate to further regulatory, political and societal goals, which could result in a material change in our operations.

As of the date of this prospectus, our PRC Subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As of the date of this prospectus, in the opinion of our PRC counsel, Jiangsu Junjin Law Firm, we are not subject to cybersecurity review or network data security review by the Cyberspace Administration of China (the “CAC”) under the amended Cybersecurity Review Measures, which came into effect on February 15, 2022, given that our PRC Subsidiaries are not critical information infrastructure operators (the “CIIOs”) or internet platform operators that possess personal information of more than one million users or engage in data processing activities that affect or may affect national security. However, we cannot assure you that the CAC would take the same view as we do to this matter. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which became effective on March 31, 2023. The CSRC published the notification on our completion of the required filing procedures for our initial public offering (“IPO”) on June 1, 2024. The Trial Measures state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Pursuant to the Trial Measures, we are required to file with the CSRC within three business days after the completion of this offering. These statements and regulatory actions are newly published and are continuously evolving. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating this offering or our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims.

As of the date of this prospectus, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities for this offering, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. In the event that we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause such securities to significantly decline in value or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in the PRC” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

Trading in our securities on U.S. markets may be prohibited under the Holding Foreign Companies Accountable Act, as amended, or the HFCAA, if the Public Company Accounting Oversight Board (the “PCAOB”) determines that it is unable to inspect or investigate completely our auditor for two consecutive years because of the position taken by authorities in a foreign jurisdiction. On December 16, 2021, the PCAOB issued a report to notify the U.S. Securities and Exchange Commission (the “SEC”) of its determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determinations and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022 and voted to vacate its previous 2021 determinations to the contrary. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. Our auditor, WWC, P.C., has been inspected by the PCAOB on a regular basis, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

As a holding company, we may rely on dividends and other distributions on equity paid by our PRC Subsidiaries for our cash and financing requirements. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. Under current PRC laws and regulations, our PRC Subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC Subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to their respective holding companies, nor have we made any dividends or distributions to our shareholders. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

In August 2025, Park Ha Cayman transferred US$1.4 million to WFOE as investments. Other than that, as of the date of this prospectus, no cash or assets were transferred between us and any of our subsidiaries or among any of our subsidiaries. In the future, cash may be transferred among us and our subsidiaries in the following manner: (i) funds may be transferred to our subsidiaries from us as needed in the form of capital contributions or shareholder loans through the intermediary holding companies, as the case may be; (ii) dividends or other distributions may be paid by our subsidiaries to us directly or through intermediary holding company, as the case may be; and (iii) internal borrowing and lending between subsidiaries. Currently, there are no restrictions of transferring funds between our Cayman Islands holding company and subsidiary in Hong Kong. However, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to the imposition of restrictions and limitations by the PRC government on the ability of us or our subsidiaries to transfer cash or assets. Our management monitors the cash position of each entity within our organization regularly and prepares budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to provide adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the applicable subsidiary in accordance with applicable PRC laws and regulations.

We are an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “— Implications of Being a Foreign Private Issuer” on pages 8 and 9 of this prospectus.

We are a “controlled company” as defined under the Nasdaq Listing Rules because Ms. Xiaoqiu Zhang, our founder, Chairperson of the board of directors and chief executive officer, owns more than 50% of our total voting power. For so long as we remain a “controlled company” under that definition, we are permitted to elect to rely, and may rely, on exemptions from certain corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors or that we shall establish a nominating committee and a compensation committee composed entirely of independent directors. Although we do not intend to rely on the controlled company exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. In the event that we elect to rely on one or more of these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

	Per Ordinary Share	Per Pre- Funded Warrant and Accompanying Common Warrants	Total (assuming maximum offering)
Public Offering Price(1)	$0.35	$0.349	3,999,999.85
Placement Agent Commissions(2)	$0.02625	$0.02618	299,999.99
Proceeds to the Company Before Expenses(3)	$0.32375	$0.32282	3,699,999.86

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(1)      The public offering price is $0.35 per Ordinary Share.

(2)      We have agreed to pay FT Global Capital, Inc. (the “placement agent”) commissions of 7.5% of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for certain expenses. For a description of compensation payable to the placement agent. See “Plan of Distribution.”

(3)      We estimate the total expenses of this offering payable by us, excluding the placement agent’s fees, will be approximately $3.7 million.

We have engaged FT Global Capital, Inc. as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent has no obligation to purchase and are not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing in this offering the actual offering amount, the placement agent’s fee, and proceeds to us, if any, is not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent the fee set forth in the table above and to provide reimbursement of certain expenses and certain other compensation to the placement agent. See “Plan of Distribution” of this prospectus for more information regarding these arrangements.

We will have one closing for all the securities purchased in this offering. The offering will terminate upon the completion of a single closing, which is expected to occur within two business days of the effective date of the registration statement of which this prospectus forms a part. The public offering price per Ordinary Share or one Pre-Funded Warrant, and one Common Warrant will be fixed for the duration of this offering.

We may sell fewer than all securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. We have not established an escrow account in conjunction with this offering. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. Also, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors.”

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2025.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the Placement Agent, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Placement Agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

i

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus carefully, including the sections entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Prospectus Conventions

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “CAC” are to the Cyberspace Administration of China;

•        “China” or the “PRC” are to the People’s Republic of China, and only when in this prospectus refers to specific laws and regulations adopted by the PRC, excludes Hong Kong, Macau and Taiwan;

•        “CSRC” are to the China Securities Regulatory Commission;

•        “Hong Kong” are to Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Ordinary Shares” are to the ordinary shares of the Company, par value US$0.00002 per share;

•        “O2O Model” are to the Online-to-Offline Model, which is a business strategy involving the use of digital marketing channels to draw potential customers to make purchases in brick-and-mortar stores;

•        “Park Ha Cayman” are to Park Ha Biological Technology Co., Ltd., a Cayman Islands exempted company limited by shares;

•        “Park Ha HK” are to Park Ha Biological Technology (HK) Co., Limited, a Hong Kong company, limited by shares, which is a wholly-owned subsidiary of Park Ha Cayman;

•        “Park Ha Jiangsu” are to Jiangsu Park Ha Biological Technology Co., Ltd. (also translated as “Jiangsu Puhe Biotechnology Co., Ltd.”), a PRC limited liability company, which is a wholly owned subsidiary of WFOE;

•        “Park Ha Shanghai” are to Shanghai Park Ha Industrial Development Co., Ltd., a PRC limited liability company, which is a wholly-owned subsidiary of Xinzhan;

•        “PRC Subsidiaries” are to WFOE, Park Ha Jiangsu, Park Ha Shanghai, Xinzhan, Wuxi Muchen Biotechnology Co., Ltd. and Wuxi Mufeng Biotechnology Co., Ltd.;

•        “we,” “us,” “our,” the “Company” are to Park Ha Cayman and, in the context of describing our operations and consolidated financial information, to Park Ha Cayman and its subsidiaries;

•        “WFOE” are to Park Ha Investment (Wuxi) Co., Ltd., a wholly foreign-owned enterprise in the PRC and a wholly owned subsidiary of Park Ha HK;

•        “Xinzhan” are to Wuxi Xinzhan Enterprise Management Consulting Co., Ltd., a PRC limited liability company, which is a wholly-owned subsidiary of WFOE;

•        “2025 Share Incentive Plan” are to the employee equity incentive plan approved by the Company on February 28, 2025, details of which is set out in the Form S-8 filed with the SEC on March 3, 2025; and

•        “Amended and Restated 2025 Share Incentive Plan” are to the employee equity incentive plan approved by the Company on July 7, 2025, details of which is set out in the Form S-8 filed with the SEC on July 10, 2025.

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” in this prospectus.

Overview

Our business primarily consists of developing our private skincare label, direct skincare products sales and franchise alliances promotions. Our “Park Ha” brand focuses on providing solutions for problematic skin. Established in 2016, the brand had its first store launched in 2017. In addition to three stores directly operated by Park Ha Jiangsu, as of April 30, 2025 and October 31, 2024, we had 39 and 45 franchisees in China, of which 38 and 43 franchisees operate under the store name “Park Ha,” and 1 and 2 franchisees operate under a different brand name, “Geni” or “歌妮”. Xinzhan has entered into supplemental agreements with these franchisees that operate stores under a different brand name, pursuant to which each such franchisee is allowed to keep the existing store name and does not have to change the store name to “Park Ha.” The franchisees operating under the “Geni” or “歌妮” brand sell products from the “Park Ha” brand and other third-party brands with Xinzhan’s permission.

Our PRC Subsidiaries specialize in providing skincare and cosmetic products under our brand name “Park Ha” in China. Our PRC Subsidiaries develop our proprietary beauty products and offer complimentary after-sales beauty services in our physical stores. Park Ha Jiangsu is the research and development center focusing on skincare products development and improvement for sensitive skin. Xinzhan leads the marketing and promotional efforts and is the entity in charge of our franchising business. Park Ha Shanghai is a training center for our franchisee staff. As part of our value-added service for our products, our directly operated stores and franchisees offer “light beauty experience”, a quick complimentary after-sales beauty service performed in the stores. Light beauty experience is offered to our customers as an effective way to demonstrate how our products are used in order to deliver the intended results.

Our revenues mainly consist of (i) products sales and (ii) franchise fees. Our total revenue increased by $386,269 to $1,239,197 for the six months ended April 30, 2025 from $852,928 for the six months ended April 30, 2024. Products sales accounted for 33% of the total revenue and franchise fees accounted for 67% of the total revenue for the six months ended April 30, 2025. Products sales accounted for 35% of the total revenue and franchise fees accounted for 65% of the total revenue for the six months ended April 30, 2024. Our total revenue decreased by $77,251 to $2,381,851 for the fiscal year ended October 31, 2024 from $2,459,102 for the fiscal year ended October 31, 2023. For the fiscal year ended October 31, 2024, product sales accounted for 30% of the total revenue and franchise fees accounted for 70% of the total revenue. For the fiscal year ended October 31, 2023, product sales accounted for 26% of the total revenue and franchise fees accounted for 74% of the total revenue. We recorded net loss of $19,835,994 for the six months ended April 30, 2025 and net income of $48,900 for the six months ended April 30, 2024. Our net income decreased by $373,481 to $478,561 for the fiscal year ended October 31, 2024 from $852,042 for the fiscal year ended October 31, 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information.

As of April 30, 2025, the 39 franchisees locate in the following regions: 22 in Jiangsu Province, 4 in Shandong Province, 3 in Shaanxi Province, 1 in Anhui Province, 1 in Liaoning Province, 1 in Shanxi Province, 1 in Hainan Province, 1 in Henan Province, 1 in Heilongjiang Province, 1 in Guizhou Province, 1 in Zhejiang Province, 1 in Tianjin, and 1 in Hebei Province, forming a complete commercial network.

Growth Strategies

Our growth strategies include the following:

•        strengthening the development of own products;

•        improving our training practice;

•        enhance our social media-based sales and marketing capabilities;

•        improve supply chain capacity; and

•        seek strategic investment, acquisition and other cooperation.

Competitive Advantages

We are committed to providing our customers with high quality services. We believe we have several competitive advantages that will enable us to maintain and further improve our market position in the industry. These include:

•        an innovative social marketing model;

•        a stable supply chain system; and

•        a strong and diversified management team.

Corporate history and structure

Park Ha Cayman is a holding company with no operations of its own, and conducts its operations in China through its PRC Subsidiaries. The Ordinary Shares offered in this prospectus are those of Park Ha Cayman, the holding company, not shares of the PRC Subsidiaries. Investors will not and may never directly hold equity interests in our PRC Subsidiaries.

The following diagram shows our corporate structure as of the date of this prospectus and after giving effect to the sales of all of the securities offered in this offering.

Park Ha Cayman is a Cayman Islands exempted company with limited liability. It is a holding company incorporated on October 11, 2022 and is not engaged in any business as of the date of this prospectus.

Xinzhan was incorporated on March 31, 2016 under the laws of the PRC and is a wholly owned subsidiary of WFOE.

Park Ha Shanghai was incorporated on April 17, 2017 under the laws of the PRC and is a wholly owned subsidiary of Xinzhan.

Park Ha Jiangsu was incorporated on August 13, 2019 under the laws of the PRC and is a wholly owned subsidiary of WFOE.

Park Ha HK was incorporated on October 25, 2022 under the laws of Hong Kong and a wholly owned subsidiary of Park Ha Cayman. It is a holding company and is not engaged in any business as of the date of this prospectus.

WFOE was incorporated on May 5, 2023 under the laws of the PRC and is a wholly owned subsidiary of Park Ha HK. It is a holding company and is not engaged in any business as of the date of this prospectus.

Wuxi Muchen Biotechnology Co., Ltd. was incorporated on February 21, 2025 under the laws of the PRC and is a wholly owned subsidiary of Park Ha Jiangsu.

Wuxi Mufeng Biotechnology Co., Ltd. was incorporated on February 21, 2025 under the laws of the PRC and is a wholly owned subsidiary of Park Ha Jiangsu.

On June 29, 2024, the Company effected a forward split of our Ordinary Shares at a ratio of 1-for-5. As a result, as of the date of this prospectus, we are authorized to issue 2,500,000,000 Ordinary Shares.

IPO

In December 2024, the Company completed its IPO of 1,200,000 Ordinary Shares at a price of $4.00 per share. The total gross proceeds received from the IPO was US$4.8 million. Our Ordinary Shares began trading on December 27, 2024 on Nasdaq under the symbol “PHH.” On January 22, 2025, the then representative of the underwriters in connection with the IPO exercised the over-allotment option partially to purchase an additional 174,403 Ordinary Shares. The Company received $697,612 in gross proceeds from the partial exercise of the over-allotment option, before deducting underwriting discounts and other estimated expenses payable by the Company. The closing of the over-allotment option under the IPO took place on January 24, 2025.

2025 Share Incentive Plans

On February 28, 2025, the Company has adopted the 2025 Share Incentive Plan whereby the Company reserved and was authorized to issue and allot a maximum aggregate 3,000,000 Ordinary Shares. Please refer to the Form S-8 filed with the SEC on March 3, 2025 for further information.

On July 7, 2025, the Company has adopted the Amended and Restated 2025 Share Incentive Plan whereby the Company reserved and was authorized to issue and allot an additional 4,500,000 Ordinary Shares. Please refer to the Form S-8 filed with the SEC on July 10, 2025 for further information.

As of the date of this prospectus, there are 33,874,403 Ordinary Shares issued and outstanding.

Transfers of cash to and from our subsidiaries

As a holding company, we may rely on dividends and other distributions on equity paid by our PRC Subsidiaries for our cash and financing requirements. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. Under current PRC laws and regulations, our PRC Subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC Subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to their respective holding companies, nor have we made any dividends or distributions to our shareholders. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

In August 2025, Park Ha Cayman transferred US$1.4 million to WFOE as investments. Other than that, as of the date of this prospectus, no cash or assets were transferred between us and any of our subsidiaries or among any of our subsidiaries. In the future, cash may be transferred among us and our subsidiaries in the following manner: (i) funds may be transferred to our subsidiaries from us as needed in the form of capital contributions or shareholder loans through the intermediary holding companies, as the case may be; (ii) dividends or other distributions may be paid by our subsidiaries to us directly or through intermediary holding company, as the case may be; and (iii) internal borrowing and lending between subsidiaries. Currently, there are no restrictions of transferring funds between our Cayman Islands holding company and subsidiary in Hong Kong. However, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to the imposition of restrictions and limitations by the PRC government on the ability of us or our subsidiaries to transfer cash or assets. Our management monitors the cash position of each entity within our organization regularly and prepares budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to provide adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the applicable subsidiary in accordance with applicable PRC laws and regulations.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Risks Related to Doing Business in the PRC

•        To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets;

•        Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice, which could materially adversely affect our business;

•        The PRC government may intervene or influence our operations at any time and with no advance notice, or may exert more oversight and control over our operations, and offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless;

•        The approval or filing of the CSRC or other PRC regulatory agencies may be required to maintain our listing status or conduct future offshore securities offerings;

•        The continued U.S. regulatory and legislative focus, including the enactment of the HFCAA, may adversely affect the market price of our Ordinary Shares and may eventually require us to delist our securities from the U.S. markets;

•        Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering;

•        We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business;

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws;

•        It may be difficult for overseas regulators to conduct investigations or collect evidence within China;

•        Fluctuations in currency exchange rates could have a material and adverse effect on the value of your investment;

•        Governmental regulations on currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment;

•        Changes in PRC political, economic and governmental policies may have an adverse impact on our business;

•        Failure to comply with PRC laws and regulations related to labor and employee benefits may subject us to penalties or additional cost;

•        The PRC Labor Contract Law, increased labor costs or other factors affecting our labor force in the PRC may adversely affect our business and results of operations;

•        PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies may delay or prevent us from using the proceeds from any future financings to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business;

•        Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions;

•        We may be classified as a PRC resident enterprise for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our shareholders; and

•        PRC regulations relating to offshore investment activities by PRC residents may limit our PRC Subsidiaries’ ability to change their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry, include but are not limited to the following:

•        The PRC Subsidiaries operate in a dynamic industry and have a limited operating history. Our historical results of operations and financial performance may not be indicative of future performance;

•        The beauty industry is highly competitive. If we are unable to compete effectively, we may lose our market share and our business, results of operations and financial condition may be materially and adversely affected;

•        Our success is dependent on the continued popularity of our products and our ability to anticipate and respond to changes in industry trends and consumer preferences and behavior in a timely manner;

•        Our business depends, in part, on the quality, effectiveness and safety of our products;

•        If we are unable to provide superior customer experiences, our business and reputation may be materially and adversely affected;

•        We rely on a limited number of suppliers to provide us with the raw materials and ingredients we use for the products. We may not be able to obtain such supplies at competitive prices during times of high demand, which could have a material adverse effect on our business, financial condition and results of operations;

•        We derive a significant portion of our revenue from a few major customers. Any significant decrease in the demand from our largest customers for our products may materially and adversely affect our financial conditions and results of operations; and

•        Our success depends on the implementation of the franchise business model. Our growth through franchising may not occur as rapidly as we anticipate.

Risks Related to the Our Ordinary Shares

Risks and uncertainties related to our business and industry, include but are not limited to the following:

•        Our Chairperson of the Board of Directors and Chief Executive Officer, Ms. Xiaoqiu Zhang, has a significant influence over our Company and future corporate decisions. Her interests may not always be aligned with those of other shareholders;

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements;

•        As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Listing Rules;

•        We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies;

•        The trading price of the Ordinary Shares is likely to be volatile, which could result in substantial losses to investors; and

•        If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

Holding Foreign Companies Accountable Act

Trading in our securities on U.S. markets may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years because of the position taken by authorities in a foreign jurisdiction. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Our auditor, WWC, P.C., has been inspected by the PCAOB on a regular basis, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. The PCAOB currently has the full access needed to inspect the working papers of our auditor.

If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA.

PRC Limitations on Overseas Listing

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Under the Trial Measures, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic company that operates its main business domestically. The Trial Measures state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Therefore, any of our future offering in an overseas market shall be subject to the filing requirements under the Trial Measures. Pursuant to the Trial Measures, we are required to complete the record filing requirement with the CSRC within three business days after the completion of this offering.

If we fail to obtain required approval or complete other review or filing procedures, under the Trial Measures or otherwise, for any future overseas securities offering, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, restrictions on or delays to our future financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of the Ordinary Shares.

On February 24, 2023, the CSRC jointly with other relevant governmental authorities, promulgated the Confidentiality and Archives Management Provisions, which took effect on March 31, 2023. According to the Confidentiality and Archives Management Provisions, domestic companies, whether offering and listing securities overseas directly or indirectly, must strictly abide by the applicable laws and regulations when providing or publicly disclosing, either directly or through their overseas listed entities, documents and materials to securities services providers such as securities companies and accounting firms or overseas regulators in the process of their overseas offering and listing. If such documents or materials contain any state secrets or government authorities work secrets, domestic companies must obtain the approval from competent governmental authorities according to the applicable laws, and file with the secrecy administrative department at the same level with the approving governmental authority. Furthermore, the Confidentiality and Archives Management Provisions provide that securities companies and securities service providers shall fulfill the applicable legal procedures when providing overseas regulatory institutions and other relevant institutions and individuals with documents or materials containing any state secrets or government authorities work secrets or other documents or materials that, if divulged, will jeopardize national security or public interest. Since the Confidentiality and Archives Management Provisions were promulgated recently, substantial uncertainties still exist with respect to the interpretation and implementation of such provisions and how they will affect us.

Recent Cybersecurity Regulatory Development in PRC

On December 28, 2021, CAC together with 12 other regulatory authorities jointly promulgated the amended Cybersecurity Review Measures, which became effective on February 15, 2022. The amended Cybersecurity Review Measures provide that a “internet platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, if a CIIO purchases Internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. In addition, on March 22, 2024, the CAC issued the Provisions on Promoting and Standardizing Cross-Border Data Flows, which set forth the circumstances exempted from performing the security assessment or filing procedures for cross-border data transfer and further clarify the thresholds and scenarios for data processors to go through these procedures as stipulated under the aforementioned measures.

As of the date of this prospectus, we and our PRC Subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As of the date of prospectus, in the opinion of our PRC counsel, Jiangsu Junjin Law Firm, we are not subject to cybersecurity review or network data security review by the CAC under the amended Cybersecurity Review Measures, given that our PRC Subsidiaries are not CIIOs or internet platform operators that possess personal information of more than one million users or engage in data processing activities that affect or may affect national security. However, we cannot assure you that the CAC would take the same view as we do to this matter.

Permission Required from the PRC Authorities

As of the date of this prospectus, our PRC Subsidiaries have obtained all permissions and approvals to operate their respective business, including registration of incorporation, business license, permit for opening bank account, labor and employment recordation, social insurance registration and such other permissions and approval as required by the PRC regulatory authorities. In addition, Xinzhan has completed record filing with the Ministry of Commerce of China to conduct franchise business. Such record filing shall be renewed every year. Xinzhan has also obtained a medical device operation permit, expiring on August 20, 2028, despite the fact that the devices in the stores are not medical devices and that the operation does not require such permit.

We manage our business operations in a prudent manner where we determine whether a particular regulatory permission or approval is required based on opinions and guidance from our in-house and external legal counsel and relevant governmental authorities, as the case may be. As of the date of this prospectus, we have not received any regulatory notice requesting us to obtain a permission or approval that we have concluded is not required. If our PRC Subsidiaries (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC Subsidiaries are required to obtain such permissions or approvals in the future, they could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Corporate Information

Our principal executive office is located at 901, Building C, Phase 2, Wuxi International Life Science Innovation Campus, 196 Jinghui East Road, Wuxi, Jiangsu Province, People’s Republic of China 214000. The telephone number of our principal executive offices is +86-400-012-7562. Our registered office is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands. Our agent for service for process in the United States is Cogency Global Inc., 122 E 42nd Street 18th Floor, New York, NY 10168.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•        the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

•        an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•        a delay in adopting new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. Specifically, we have elected to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply under Section 102(b)(1) of the Sarbanes-Oxley Act of 2002. This election may result in our financial statements not being comparable to companies that comply with public company effective dates.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

In addition, as a foreign private issuer, the Nasdaq listing rules allow us to follow corporate governance practice in our home country, the Cayman Islands, with respect to certain corporate governance requirements. Although we do not intend to rely on the “foreign private issuer” exemption under the Nasdaq listing rules, we may elect to rely on this exemption after we complete this offering. Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Risk Factors — Risks Related to Our Ordinary Shares — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules.” These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Implications of Being a Controlled Company

We are a “controlled company” as defined under the Nasdaq Listing Rules because Ms. Xiaoqiu Zhang, our founder, Chairperson of the board of directors and chief executive officer, owns more than 50% of our total voting power. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq Stock Market Rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:

•        a majority of our board of directors consists of independent directors;

•        our director nominees be selected or recommended solely by independent directors; and

•        we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we may elect to rely on this exemption after we complete this offering. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering.

The Offering

Share Offered by Us:	Up to 11,428,571 Ordinary Shares on a “best efforts” basis based on an assumed public offering price of $0.35 per share and accompanying Common Warrant.
Pre-Funded Warrants Offered by us:

We are also offering those purchasers whose purchase of Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, pre-funded warrants, or Pre-Funded Warrants, in lieu of Ordinary Shares. Each Pre-Funded Warrant will be immediately exercisable for one Ordinary Share and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The purchase price of each Pre-Funded Warrant will equal the price per share at which the Ordinary Shares are being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. There is no established public trading market for the Common Warrants or Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Common Warrants or Pre-Funded Warrants on any national securities exchange. This offering also relates to the Ordinary Shares issuable upon exercise of the Common Warrants and any Pre-Funded Warrants sold in this offering. For each Pre-Funded Warrant we sell, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis.

Common Warrants Offered by us:

Common Warrants to purchase up to 11,428,571 Ordinary Shares at an assumed exercise price of $0.42 per share.

We are offering up to 11,428,571 Common Warrants to purchase up to 11,428,571 Ordinary Shares. Each Common Warrant will be exercisable for one Ordinary Share, will have an exercise price of $0.42 per share (or 120% of the assumed combined public offering price per Ordinary Share and accompanying Common Warrant), subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Ordinary Shares, as well as certain price protections and resets, subject to certain conditions. See “Description of Securities We are Offering” in this prospectus for more information. Each Common Warrant will be exercisable upon issuance and will expire [___] years from the date of issuance. This prospectus also relates to the offering of the Ordinary Shares issuable upon exercise of the Common Warrants.

Offering Price:	The assumed offering price is $0.35 per share (or $0.349 per Pre-Funded Warrant).
Shares Issued and Outstanding Prior to this Offering:	33,874,403 Ordinary Shares.
Ordinary Shares Issued and Outstanding after this Offering:	45,302,974 Ordinary Shares (assuming none of the Common Warrants or Pre-Funded Warrants sold in this offering are exercised).

Lock-up:

Each of our directors, executive officers, and holders of five percent or more of the ordinary shares as of the date of effectiveness of the registration statement of which this prospectus forms a part are expected to enter into a lock-up agreement with the Placement Agent not to sell, transfer or dispose of any of our shares for a period of 90 days from the date of the Placement Agent Agreement.

Listing:	Our Ordinary Shares are listed on Nasdaq under the symbol “PHH.”
Transfer Agent:	Transhare Corporation
Risk Factors:	Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus before deciding to invest in our securities.
Use of Proceeds:

We estimate the net proceeds from this offering to us will be approximately $3.5 million, assuming the sales of all of the securities we are offering, after deducting the placement agent commissions and the estimated offering expenses payable by us.

However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent commissions and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We currently intend to use the net proceeds to us from this offering for the expansion in directly operated stores. See “Use of Proceeds” on page 17 of this prospectus.
Best Efforts Offering:

We have agreed to offer and sell the Securities offered hereby to the investors through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the Securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the Securities offered by this prospectus. See “Plan of Distribution” on page 73 of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks under Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information — D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment.

Additionally, we are also subject to the following risk factors.

If we cannot continue to satisfy the continued listing requirements and other Nasdaq rules, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our Ordinary Shares are listed on Nasdaq. In order to maintain our listing on Nasdaq, we are required to comply with applicable Nasdaq rules, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. We may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq criteria for maintaining our listing, our securities could be subject to delisting.

On September 2, 2025, we received a notice from the Listing Qualifications Department of Nasdaq notifying the Company that based upon the closing bid price of the Ordinary Shares of the Company for the last 30 consecutive business days, the Company no longer meets the continued listing requirement of Nasdaq under Nasdaq Listing Rules 5550(a)(2) to maintain a minimum bid price of $1 per share. Nasdaq has provided the Company with an 180 calendar days compliance period, or until March 2, 2026, in which to regain compliance with Nasdaq continued listing requirement. The details of the bid price deficiency are described in the report of foreign private issuer on Form 6-K filed with the SEC on September 5, 2025 (File No. 001-42453), which is incorporated by reference herein. Given that a substantial number of Ordinary Shares will be sold in this offering, this offering could cause the bid price of our Ordinary Shares to remain below the minimum bid price of $1 per share.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The Company is currently evaluating options to regain compliance and intends to timely regain compliance with Nasdaq’s continued listing requirement, including, among other things, to effect a share consolidation. As of the date of this prospectus, our board of directors is still evaluating the ratio of the share consolidation and other options to regain compliance.

This is a best efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees, and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to fund our business plan. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms favorable to us, or at all.

There is no public market for the Common Warrants or Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Common Warrants or Pre-Funded Warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Common Warrants or Pre-Funded Warrants will be limited.

The Common Warrants and Pre-Funded Warrants are speculative in nature.

The Common Warrants and Pre-Funded Warrants offered hereby do not confer any rights of Ordinary Share ownership on their holders, such as voting rights, but rather merely represent the right to acquire Ordinary Shares at a fixed price. Specifically, commencing on the date of issuance, holders of the Common Warrants and Pre-Funded Warrants may exercise their right to acquire the Ordinary Shares upon the payment of an exercise price of $0.42 per share in the case of Common Warrants and an exercise price of $0.001 per share in the case of Pre-Funded Warrants. Moreover, following this offering, the market value of the Common Warrants and Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Common Warrants or Pre-Funded Warrants will equal or exceed their imputed public offering prices.

Holders of our Common Warrants and Pre-Funded Warrants will have no rights as a shareholder until they acquire our Ordinary Shares.

Until holders of our Common Warrants and Pre-Funded Warrants acquire Ordinary Shares upon exercise of such warrants, the holders of our Common Warrants and Pre-Funded Warrants will have no rights with respect to the Ordinary Shares issuable upon exercise of such Common Warrants and Pre-Funded Warrants. Upon exercise of the Common Warrants and Pre-Funded Warrants, such holders will be entitled to exercise the rights of shareholder only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective prospectus relating to the Ordinary Shares issuable upon exercise of the Common Warrants and Pre-Funded Warrants, public holders will only be able to exercise such Common Warrants and Pre-Funded Warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the Ordinary Shares issuable upon exercise of the Common Warrants and Pre-Funded Warrants at the time that the warrant holders wish to exercise such Common Warrants and Pre-Funded Warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments to the holders or net cash settle such Common Warrants and Pre-Funded Warrants. As a result, the number of Ordinary Shares that holders of our Common Warrants and Pre-Funded Warrants will receive upon exercise of the Common Warrants and Pre-Funded Warrants will be fewer than it would have been had such holders exercised their Common Warrants and Pre-Funded Warrants for cash. We will do our best efforts to maintain a current and effective prospectus relating to the Ordinary Shares issuable upon exercise of such Common Warrants and Pre-Funded Warrants until the expiration of such Common Warrants and Pre-Funded Warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our Company may be reduced.

Significant holders or beneficial holders of Ordinary Shares may not be permitted to exercise the Common Warrants or Pre-Funded Warrants that they hold.

A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Common Warrant or Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% (or, at the election of the such holder, 9.99%) of our outstanding Ordinary Shares immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99% upon notice to us subject to the terms of the Pre-Funded Warrants. As a result, you may not be able to exercise your Common Warrants or Pre-Funded Warrants for Ordinary Shares at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your Common Warrants or Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable and will have no expiration date and by means of payment of the nominal cash purchase price upon exercise. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the Pre-Funded Warrant.

We may not receive any additional funds upon the exercise of the Common Warrants.

Each Common Warrant contain a cashless exercise provision which provides that a holder may effect a “cashless exercise”, if at the time of any exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the warrant shares to the holder. Under the cashless exercise option, the holder of the Common Warrants shall be entitled to receive a number of Ordinary Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where (A) = trading price calculated based on provided formula; (B) = the exercise price of the Common Warrants, as adjusted hereunder; and (X) = the number of warrant shares that would be issuable upon exercise of such warrant by means of a cash exercise. Accordingly, we will not receive any or any meaningful additional funds upon the cashless exercise of the Common Warrants.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $3.5 million, assuming the sales of all of the securities we are offering, after deducting the placement agent commissions and the estimated offering expenses payable by us. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent commissions, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We plan to use the net proceeds we receive from this offering for the expansion in directly operated stores.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

For cash transfers and transfers of other assets between us and our subsidiaries, see “Item 3. Key Information — Transfers of cash to and from our subsidiaries” and see “Item 3. Key Information — To the extent cash or assets in the business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other uses outside of the PRC or Hong Kong due to the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

For our policy on dividend distributions, see “Item 3. Key Information — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” and “Item 3. Key Information — You may need to rely on a price appreciation of the Ordinary Shares for a return on your investment” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

CAPITALIZATION

The following table sets forth our capitalization as of April 30, 2025

•        on an actual basis, and

•        on an as adjusted basis to give effect to the issuance of up to 11,428,571 Ordinary Shares and up to 11,428,571 accompanying Common Warrants at an assumed public offering price of $0.35 per Ordinary Share, assuming none of the Common Warrants or Pre-Funded Warrants sold in this offering are exercised, after deducting placement agent commissions and the estimated offering expenses payable by us.

The as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of April 30, 2025
	Actual	As Adjusted(1)
Shareholders’ Equity:
Ordinary Shares, par value US$0.00002 per share, 2,500,000,000 shares authorized, 29,374,403 shares issued and outstanding on an actual basis, 45,302,974 shares issued and outstanding on a pro forma as adjusted basis	$587	906
Additional paid-in capital	23,751,471	31,381,718
Statutory reserves	131,962	131,962
Accumulated deficits	(19,564,205)	(23,684,405)
Accumulated other comprehensive loss	(69,375)	(69,375)
Total Shareholders’ Equity	$4,250,440	7,760,806
Total Capitalization	4,250,440	7,760,806

____________

*        The number of our Ordinary Shares to be outstanding after this offering is based on 33,874,403 Ordinary Shares outstanding as of the date of this prospectus.

DILUTION

If you invest in the securities being offered in this offering, your interest will be diluted to the extent of the difference between the assumed offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

As of April 30, 2025, our net tangible book value was $4,186,342, or approximately $0.14 per Ordinary Share. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Ordinary Shares outstanding on April 30, 2025. After giving effect to the sale of securities in this offering at the assumed public offering price of $0.35 per Ordinary Share after deducting the placement agent commissions and the estimated offering expenses payable by us and assuming the sale of all of the securities we are offering, our as adjusted net tangible book value as of April 30, 2025 would have been $0.17 per Ordinary Share. This represents an immediate increase in as adjusted net tangible book value of $0.03 to our existing investors and an immediate dilution of in as adjusted net tangible book value of $0.18 per Ordinary Share to new investors.

The following table illustrates this dilution on a per Ordinary Share basis to new investors.

Per Share Post-Offering(1)
Assumed offering price per Ordinary Share	0.35
Net tangible book value per Ordinary Share as of April 30, 2025	0.14
Increase in as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	0.03
As adjusted net tangible book value per Ordinary Share after this offering	0.17
Dilution per Ordinary Share to new investors in this offering	0.18

A $1.00 increase (decrease) in the assumed public offering price of $0.35 per share would increase (decrease) the as-adjusted net tangible book value as of April 30, 2025 after this offering, assuming the sale of all of the securities we are offering, by approximately $0.23 per Ordinary Share, and would increase dilution to new investors by approximately $0.77 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the placement agent commissions and the estimated offering expenses payable by us.

ENFORCEABILITY OF CIVIL LIABILITIES

Park Ha Cayman was incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions;

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States;

•        Cayman Islands companies may not have standing to initiate a shareholder derivative action in the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our operations are conducted in China, and substantially all of our assets are located in China. All our directors and officers are nationals or residents of jurisdictions other than the United States and all of their assets are located outside the United States. Specifically, all our directors and officers are located in China. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Our Cayman Islands counsel has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Furthermore, it is uncertain that the Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Our Cayman Islands counsel has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

Jiangsu Junjin Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

•        recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Jiangsu Junjin Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if it decides that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether, and on what basis, a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the Ordinary Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition and results of operations for the years ended October 31, 2024, 2023 and 2022, please read “Item 5. Operating and Financial Review and Prospects” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

For our management’s discussion and analysis of financial condition and results of operations for the six months ended April 30, 2025 and 2024, please read our report of foreign private issuer on Form 6-K filed with the SEC on August 26, 2025, which is incorporated by reference into this prospectus.

Corporate history and structure

The following diagram shows our corporate structure as of the date of this prospectus and after giving effect to the sales of all of the securities offered in this offering.

We are an exempted company with limited liability incorporated and registered under the laws of the Cayman Islands on October 11, 2022. Our principal executive office is located at 901, Building C, Phase 2, Wuxi International Life Science Innovation Campus, 196 Jinghui East Road, Wuxi, Jiangsu Province, People’s Republic of China 214000. The telephone number of our principal executive offices is +86-400-012-7562. Our registered office is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands. Our agent for service for process in the United States is Cogency Global Inc., 122 E 42nd Street 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

For a description of our history, development and structure, please read “Item 4. Information on the Company — A. History and Development of the Company” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

BUSINESS

Our Goal

We aim to provide cost-effective solutions to skin problems and improve the confidence of women in need of skin treatment.

Overview

Our business primarily consists of developing our private skincare label, direct skincare products sales and franchise alliances promotions. Our “Park Ha” brand focuses on providing solutions for problematic skin. In addition to three stores directly operated by Park Ha Jiangsu, as of April 30, 2025 and October 31, 2024, we had 39 and 45 franchisees in China, of which 38 and 43 franchisees operate under the store name “Park Ha,” and 1 and 2 franchisees operate under a different brand name, “Geni” or “歌妮”. Xinzhan has entered into supplemental agreements with these franchisees that operate stores under a different brand name, pursuant to which each such franchisee is allowed to keep the existing store name and does not have to change the store name to “Park Ha.” The franchisees operating under the “Geni” or “歌妮” brand sell products from the “Park Ha” brand and other third-party brands with Xinzhan’s permission.

Our PRC Subsidiaries specialize in providing skincare and cosmetic products under our brand name “Park Ha” in China. Our PRC Subsidiaries develop our proprietary beauty products and offer complimentary after-sales beauty services in our physical stores. Park Ha Jiangsu is the research and development center focusing on skincare products development and improvement for sensitive skin. Xinzhan leads the marketing and promotional efforts and is the entity in charge of our franchising business. Park Ha Shanghai is a training center for our franchisee staff. As part of our value-added service for our products, our directly operated stores and franchisees offer “light beauty experience”, a quick complimentary after-sales beauty service performed in the stores. Light beauty experience is offered to our customers as an effective way to demonstrate how our products are used in order to deliver the intended results.

Our revenues mainly consist of (i) products sales and (ii) franchise fees. Our total revenue increased by $386,269 to $1,239,197 for the six months ended April 30, 2025 from $852,928 for the six months ended April 30, 2024. Products sales accounted for 33% of the total revenue and franchise fees accounted for 67% of the total revenue for the six months ended April 30, 2025. Products sales accounted for 35% of the total revenue and franchise fees accounted for 65% of the total revenue for the six months ended April 30, 2024. Our total revenue decreased by $77,251 to $2,381,851 for the fiscal year ended October 31, 2024 from $2,459,102 for the fiscal year ended October 31, 2023. For the fiscal year ended October 31, 2024, product sales accounted for 30% of the total revenue and franchise fees accounted for 70% of the total revenue. For the fiscal year ended October 31, 2023, product sales accounted for 26% of the total revenue and franchise fees accounted for 74% of the total revenue. We recorded net loss of $19,835,994 for the six months ended April 30, 2025 and net income of $48,900 for the six months ended April 30, 2024. Our net income decreased by $373,481 to $478,561 for the fiscal year ended October 31, 2024 from $852,042 for the fiscal year ended October 31, 2023. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information.

As of April 30, 2025, the 39 franchisees locate in the following regions: 22 in Jiangsu Province, 4 in Shandong Province, 3 in Shaanxi Province, 1 in Anhui Province, 1 in Liaoning Province, 1 in Shanxi Province, 1 in Hainan Province, 1 in Henan Province, 1 in Heilongjiang Province, 1 in Guizhou Province, 1 in Zhejiang Province, 1 in Tianjin, and 1 in Hebei Province, forming a complete commercial network.

Our Business Model

Under our retail model, Park Ha Jiangsu provides our products to the franchisees, and Park Ha Shanghai provides staff training to the staff of the franchisees. We believe that by creating franchisee chains, Xinzhan provides customers with more effective skincare experiences. Xinzhan’s franchisee strategy gives franchisees the option to determine the quantity and timing of the purchase from Xinzhan, thus lowering the franchisees’ inventory pressure. Xinzhan provides full training for franchisees’ beginner-level staff.

Our operations consist of the following segments:

I.       Xinzhan is responsible for the experiential marketing of skincare products to target customers. Store beauticians perform Xinzhan’s after-sales service through one-on-one visits by phone or WeChat, giving customers the opportunity to review their purchase on the first day, the third day, and the seventh day after purchasing. We believe that this boosts customers’ confidence in the product and encourages future purchases.

II.     Xinzhan also manages the franchisees. It enters into franchisee agreements with our franchisees and operates directly-owned stores.

III.    Park Ha Shanghai serves as a training center where we provide training to staff working at our franchise stores. We also cooperate with third-party training agencies to provide more professional training to our staff.

Our core operating model has helped us efficiently and quickly build and expand our successful brand and products.

Our Franchise Model

Our franchise system is critical to our business operations. As of April 30, 2025 and October 31, 2024, we had 39 and 45 franchisees in China, of which 38 and 43 franchisees operate under the store name “Park Ha,” and 1 and 2 franchisees operate under a different brand name, “Geni” or “歌妮”.

Xinzhan enters into franchise agreements with its franchisees, pursuant to which the franchisees are granted permission to open and operate a store under the brand name “Park Ha” in a specific geographic area. Xinzhan has entered into supplemental agreements with these franchisees that operate stores under the “Geni” or “歌妮” brand, pursuant to which each such franchisee is allowed to keep the existing store name and does not have to change the store name to “Park Ha”. The franchisees operating under the “Geni” or “歌妮” brand sell products from the “Park Ha” brand and other third-party brands with Xinzhan’s permission. Franchisees must adhere to the proper use of equipment and engage in the sale of authorized skincare or beauty products.

Park Ha Shanghai provides monthly training to the beauticians of each franchisee. The training courses include skin physiology, “Park Ha” product theory, store operation skills, standardized user manual for stores, procurement and store management. After each monthly training, an assessment of these beauticians is conducted. We also intend to provide training courses for franchisees on subjects that new industry trends in customer development skills, new product releases, and other topic.

Our products are sold under our franchisee’s sale models. Franchisees estimate the product sales volume of each month based on the sales records of prior months. Accordingly, they place orders with us based on the expected sales volume. If any product-related problems come up aftersales, the franchisees will consult with us for guidance. Our products carry specific production record-filing certificates and quality inspection reports. In case of product damage due to logistics reasons, the products can be exchanged.

We utilize various channels such as Douyin, Meiye Observation and beautydata.ai (beauty industry websites), Baidu online advertising and other platforms, to publish advertisements highlighting preferential pricing for franchisees to attract potential franchisees. The PRC Subsidiaries participate in beauty industry exhibitions and events, such as the China Beauty Expo, where we introduce our products and services and engage in face-to-face communication with potential franchisees. Some existing franchisees also become promoters of the “Park Ha” brand by introducing potential franchisees to us. Additionally, the PRC Subsidiaries organize franchise promotion events periodically in physical stores to attract potential franchisees.

Xinzhan is entitled to an annual franchisee fee depending on the size of the franchise, payable within 30 business days from execution of the franchise agreement and within 30 business days of each anniversary date of execution thereafter. Our franchise agreement typically lasts for three years and can be renewed upon both parties’ mutual consent. Xinzhan has the right to terminate the franchise agreement for cause if the franchisee is found in breach of the agreement. The franchisees may terminate the franchise agreements early due to business reasons by submitting a written application to Xinzhan for consent.

Furthermore, we offer incentives such as cash subsidies to our regional store franchisees and skin management center franchisees within two weeks upon the entry of franchise agreements/renewals and full payment of the franchise fees. We also require our franchisees to use the cash subsidies for renovation and advertising purposes only. We do not offer any discounts to our franchisees.

Type of Franchisees	Annual Franchise Fees	Cash Subsidies (limited to renovations and advertising purposes)	Area	Notes
Regional store	RMB 2 million (approximately $278,730)	RMB 360,000	200 sqm	territorial exclusivity and a wider variety of products than single store
Skin management center	RMB 550,000 (approximately $76,650)	RMB 50,000	200 sqm	a wider variety of products than single store
Single store	RMB 100,000 (approximately $13,936)	N/A	50 sqm

Research and Development

Park Ha Jiangsu is our research and development center focusing on skincare products development and improvement for sensitive skin. We will continue to improve upon and expand our products and services offerings through our research and development mainly focus on the development of small molecule peptide hydration penetration technology, as well as providing other products and technologies to solve the problem of skin moisture loss.

Our Sales and Marketing

We seek to build an industry-leading platform in the beauty market in China. Since 2021, we have adopted a franchise chain system to supplement our owned stores. We provide our franchisees with training, a stable supply chain to franchisees and a unified guidance strategy for geographical location and market competition.

We believe that our solutions have a strong competitive edge in China’s beauty market. Our CEO and CTO each has over ten years of experience in the industry and plays essential roles in reaching out to potential customers. Additionally, we have established a good reputation among our customers through our consistent high-quality products. Due to our reputation in China, we also receive consultation requests and offers from prospective customers.

In addition, we have adopted a digital strategy to better engage with our customers to promote our products through in online communities. This includes launching VR product trials, live online sales and social app advertising. Since 2020, “Park Ha” brand has established its own official account on various popular short video platforms in China including Douyin, RED, and WeChat Video, which has promoted its popularity among the beauty industry and consumers in China. Since 2022, “Park Ha” brand has launched a live channel on Douyin, which promotes products through live activities. By interacting directly with consumers through live streaming and cutting-edge marketing channels, providing instant and customized content access, “Park Ha” brand has created a marketing model that is designed to be effective among beauty consumers in China. To better promote our products, we provide value-added services, complimentary facial treatment trial in stores, where our trained staff give 30 to 45-minute facial treatment sessions to customers who purchase our products. Such sessions are meant to educate our customers about the optimal ways to use our products.

Our Competitive Advantages

We believe that we are prepared for continued growth due to several competitive advantages:

An innovative social marketing model

We have successfully established a regional brand effect through a social marketing model. We help our franchisees organize local salon activities, build product experience models, offer awards on promotion, and take advantage of our internet promotion, to build brand awareness and drive customers to our trusted community. This, in turn, attracts additional franchisees.

To reach potential customers through social marketing, the PRC Subsidiaries hold interest-based community virtual events through the WeChat platform and connect people within the community who are interested in skincare products or knowledge. The PRC Subsidiaries promote our products according to our customers’ skincare needs. Our social marketing model is designed to stimulate potential customers’ desire to buy our products by reaching accurately targeted user groups who are interested in our products through community activities. Since this marketing is carried out within residential communities, we find it easier to build close ties to our target customers through community events in the long run, which we believe enhances our long-term customer loyalty.

A Stable supply chain system

Our suppliers are located in Guangzhou, Shanghai, Zhejiang Province, and Jiangsu Province in China. The ingredients we use for the product formula are supplied by large international and national raw material companies. We also carry out functional testing and compatibility testing on the raw materials used for packaging of our products to ensure the quality of the ingredients. We conduct supplier visits and factory inspections to check whether the information they provide is accurate and reliable.

A strong and diversified management team

Our founders have extensive experience in various industries, including beauty, fashion, retail, and the internet industries. Our CEO and CTO each has over ten years of experience in the industry and plays essential roles in reaching out to potential customers. We believe that their experience, coupled with their profound understanding of the beauty industry and their passion and determination, make them effective business leaders. They are firmly committed to our mission and customer-oriented approach, helping more customers to solve skin problems.

Our Growth Strategies

Strengthening the development of own products

We plan to expand our partnership with scientific research institutions to develop new skincare raw materials and products. We also plan to expand the scope of services to existing customers and acquire new customers by continually making significant investments in R&D. We will continue to improve upon and expand our products and services offerings through our research and development and technology innovations. In the future, we will mainly focus on the development of small molecule peptide hydration penetration technology, as well as providing other products and technologies to solve the problem of skin moisture loss.

Intensifying our Training Practice

We plan to open vocational training schools offering beauty industry knowledge in inland China and western provinces of China, such as Guizhou Province and Ningxia Province. The purpose of the vocational training schools will be to provide professional training to our franchisee staff. We currently have 19 employees in directly owned stores and encourage our franchisees to equip each store with around five employees.

We have set up an internal training institute on beauty treatment to advance existing talents at the headquarters. We will also establish a set of complete on-the-job training system, where we partner with vocational and technical colleges to provide professional courses and textbooks and help students obtain professional qualification certificates of beautician.

Enhance our social media-based sales and marketing capabilities

We will continue to seek to improve brand awareness by using social media platforms, such as Douyin, RED and WeChat video, to promote our brand and attract potential future customers and franchisees.

Improve supply chain capacity

In order to meet the rapidly growing customer demand, Park Ha Jiangsu has partnered with additional third-party manufacturers to increase production and shorten the wait time. We also plan to establish partnerships with third-party warehouse and distribution centers to support our businesses.

Seeking strategic investment, acquisition and other cooperation

We plan to evaluate and selectively seek strategic alliances, investment and acquisition opportunities in the beauty industry across China by investing in incubating product patents and acquiring supply chain partners and manufacturers, as part of our long-term goal to lower production costs and increase future profit margin.

Our Products

Our subsidiary Park Ha Jiangsu has developed a full range of “Park Ha” brand skincare products by collaborating with biological laboratories and supply chain systems to transform our technology and rich experience into cost-effective functional skincare products.

Our product line ranges from basic skin physical protection, exfoliation, and sebum film repairing to surface microecological balance and anti-aging. Our product line includes nearly 70 products divided into 10 series, covering almost all categories of the skincare industry. Our signature products “Little Blue Injection Serum” and series of freeze-dried powders have been well received by consumers. Our products mainly focus on small molecule peptide compositions, such as palmitoyl pentapeptide-3, palmitoyl tripeptide-1, acetyl hexapeptide-3, acetyl tetrapeptide-5, carnosine, etc. These substances have a strong permeability and can activate epidermal cells, replenish moisture and nutrients for the skin, stimulate and accelerate the synthesis of collagen, delivering various skincare effects. Our products are not medical graded products and have not been assessed by any medical regulatory authority.

Except for a third-party brand product “whitening and freckle removing freeze-dried powder”, all of our products are classified as “ordinary cosmetics” as defined in the Supervision Regulations, which are subject to filing requirements. As of the date of this prospectus, the filing with National Medical Products Administration for all of our products have been completed before they were marketed in accordance with the applicable laws and regulations.

NO.	PRODUCT	STANDARD	FUNCTION	RETAIL PRICE (RMB)	TARGET SKIN	PICTURE
1	PARKHA CLEAN AND BALANCED CLEANING GEL	120ml	Containing the filtrate of yeast fermentation products and quadruple hyaluronic acid, it replenishes skin moisture. Deep cleansing, cleansing pores, moisturizing and refreshing skin	123	All skin type
2	PARKHA CLEAN AND BALANCED CLEANING GEL	500ml	Containing the filtrate of yeast fermentation products and quadruple hyaluronic acid, it replenishes skin moisture. Deep cleansing, cleansing pores, moisturizing and refreshing skin	293	All skin type

NO.	PRODUCT	STANDARD	FUNCTION	RETAIL PRICE (RMB)	TARGET SKIN	PICTURE
3	PAPKHA FIBROIN ISOLATION REPAIR MILK	30ml	The texture is refreshing and non-greasy, providing a smooth and hydrating feel. It is easy to apply and blend, without easily smudging or coming off. It adheres closely to the skin, effectively concealing roughness and imperfections, brightening the complexion, and minimizing the appearance of pores. It gives the skin a radiant and translucent glow	156	All skin type
4	PARK HA POLYPEPTIDE PREESSENCE	30ml	It contains specially selected ingredients such as Palmitoyl Pentapeptide-4, which has repairing and moisturizing properties. It intensely repairs, firms, and brightens the skin. The rich and nourishing liquid texture soothes roughness and fine lines upon contact with the skin, making it appear smoother and more radiant	188	All skin type
5	PARKHA METABOLISM ENERGY ESSENCE WATER	120ml	The product has a fine and smooth texture that is easy to absorb and not sticky. It is formulated with ceramides and high-quality ingredients, combined with a filtrate of yeast fermentation products, to replenish skin moisture, moisturize and moisturize, leaving the skin delicate, hydrated and radiant	268	All skin type
6	PARK HA PERFECT MOISTURIZER CREAM	50g	It effectively and evenly nourishes the skin, making it hydrated and radiant. It moisturizes and locks in moisture while having a lightweight and non-greasy texture	398	All skin type

NO.	PRODUCT	STANDARD	FUNCTION	RETAIL PRICE (RMB)	TARGET SKIN	PICTURE
7	PARKHA AOUA MOISTURIZING PEPRIDE-INFUSION ESSENCE	2ml*10 bottle	It contains a hydrating and nourishing essence that replenishes the skin’s moisture and nutrients, relieving dry and rough skin. It smoothens and softens the skin, leaving it hydrated and radiant	397	Dry, mixed
8	PARKHA AOUA MOISTURIZING PEPRIDE-INFUSION ESSENCE	2ml*30 bottle	It contains a hydrating and nourishing essence that replenishes the skin’s moisture and nutrients, relieving dry and rough skin. It smoothens and softens the skin, leaving it hydrated and radiant	1191	Dry, mixed
9	PARK HA GANODERMA MOISTURIZING CREAM	50g	Utilizing patented extraction technology of Ganoderma lucidum, it is pure and concentrated. It deeply nourishes and protects the skin’s foundation, caring for the skin’s barrier, resulting in a well-hydrated and plump complexion, while maintaining the stability of the skin’s condition	298	Oily, combination to oily skin, acne-prone skin
10	PARK HA MUSSEL MOISTURIZING ESSENCE LOTION	120ml	Containing essence of pearl and a variety of plant extracts, it nurtures and cares for the skin. It improves the dry, rough, and tight state of the skin, increases the skin’s moisture content, provides moisturizing care, and strengthens the skin, resulting in a translucent, radiant, and luminous complexion	199	Oily, combination to oily skin, acne-prone skin

NO.	PRODUCT	STANDARD	FUNCTION	RETAIL PRICE (RMB)	TARGET SKIN	PICTURE
11	PARK HA LACTOSE ACID OIL CONTROL SERUM	2ml*10 bottle	Enriched with lactobionic acid tenderizing essence, it improves enlarged pores and rough skin texture. It combines various plant essences to gently rejuvenate the skin, balance the skin’s moisture and oil, and promote an even and radiant complexion	459	Oily, combination to oily skin, acne-prone skin
12	PARKHA COLLAGEN ENERGIZING & FIRMING ESSENCE	3ml*10 bottle	Using a firming formula to soften the skin, replenish moisture, enhance skin hydration, and improve dryness and roughness; Effectively enhance skin elasticity, improve skin sagging, gradually tighten your skin under daily care, make your skin delicate, smooth, and radiant with charming radiance	619	All skin types, customers with anti-aging needs
13	PARKHA COLLAGEN ENERGIZING & FIRMING ESSENCE	30ml	Using a firming formula to soften the skin, replenish moisture, enhance skin hydration, and improve dryness and roughness; Effectively enhance skin elasticity, improve skin sagging, gradually tighten your skin under daily care, make your skin delicate, smooth, and radiant with charming radiance	449	All skin types, customers with anti-aging needs
14	ANTI-AGING LIFTING GEL	18g*10 piece	Provides hydration and nutrients to the skin, repairs and rejuvenates the skin, making it soft, smooth, and firm	339	All skin type
15	YEAST AND PLANT EXTRACT FACIAL TONER	3ml*10 bottle	Contains plant extract essence that improves dry and rough skin, making the skin moisturized, tender, and radiant	188	All skin type

NO.	PRODUCT	STANDARD	FUNCTION	RETAIL PRICE (RMB)	TARGET SKIN	PICTURE
16	YEAST AND PLANT EXTRACT FACIAL SET	(3ml+7g)*10	It contains a variety of essences, with a natural and hydrating texture. It endows the facial skin with abundant moisture, as if forming a hydrating film on the skin surface. It deeply moisturizes and hydrates, improving the dry and rough condition of the skin caused by water shortage. It makes the skin refreshing, plump, and more moisturized, bringing a comfortable feeling of moisture. It presents a water-like, bright and shiny look, making the facial skin reveal a tender and bright luster, and creating a delicate, hydrated and charming skin	567	All skin type
17	YEAST ESSENCE SKIN TREATMENT MILK	7g*10	Contain water replenishing and moisturizing essence, replenish skin moisture and nutrients, relieve dry and rough skin, smooth and tender and moisturize skin	379	All skin type
18	AQUA HYDRATING MASK	28ml*10P	Rich in various plant extracts and sodium hyaluronate, effectively improving dry and dehydrated skin. The face mask uses a thin and breathable sheet that adheres closely to the skin, providing hydration while improving dry skin, resulting in a refined and moisturized complexion	158	All skin type

NO.	PRODUCT	STANDARD	FUNCTION	RETAIL PRICE (RMB)	TARGET SKIN	PICTURE
19	ACNE CLEAN TEA MASK	28ml*10P	The thin and breathable sheet adheres closely to the face, providing moisture while being gentle and translucent. It contains various plant extracts that help refine pores, refresh and cleanse the skin, improve skin hydration, and keep the skin moisturized, refreshed, smooth, and delicate	199	Acne-prone oily skin
20	PARKHA COLLAGEN BRIGHTENING ESSENCE MASK	5piece	The fermentation process contains a recombinant protein expressed by Pichia pastoris, which combines two patented skincare ingredients, glycyrrhizin and β — glucan, to care for beautiful skin, nourish and brighten the skin while increasing skin hydration. It helps improve skin problems such as dehydration, dryness, and roughness, making the skin delicate, translucent, smooth, and radiant	268	All skin type
21	PARKHA SHUIGUANG MASK	28ml*10P	It contains ingredients such as sodium hyaluronate and Sophora flavescens root extract, which provide the skin with essential nutrients and moisture, moisturize and hydrate, and care for the skin. It improves dryness and roughness of the skin, leaving it hydrated, radiant, and soft to the touch	158	All skin type

NO.	PRODUCT	STANDARD	FUNCTION	RETAIL PRICE (RMB)	TARGET SKIN	PICTURE
22	PARKHA REVITALIZING ESSENTIAL MASK	6P/box	It contains ingredients such as sodium hyaluronate and Sophora flavescens root extract, which provide the skin with essential nutrients, deeply nourish, moisturize, and protect the skin. It also has excellent hydrating and water-locking properties, providing intensive hydration to the skin, improving dryness, and giving the skin a hydrated, radiant, and elastic appearance	268	All skin type
23	PARKHA REVITALIZING ESSENTIAL EYE CREAM	15g	It contains lavender extract from France, retinyl palmitate, and tocopherol (vitamin E), which repair the skin around the eyes, improve dullness, and diminish the appearance of dark circles and fine lines. It moisturizes the skin around the eyes, replenishes the moisture and nutrients needed for the eye area, leaving the skin around the eyes hydrated, radiant, firm, and elastic	398	All skin type

NO.	PRODUCT	STANDARD	FUNCTION	RETAIL PRICE (RMB)	TARGET SKIN	PICTURE
24	WHITENING AND FRECKLE REMOVING FREEZE-DRIED POWDER	(0.05g+3ml)*10	The texture is smooth and refreshing. It contains whitening and brightening ingredients such as 3-O-ethyl ascorbic acid and tranexamic acid, effectively brightening the skin tone and making it fair and luminous. Alpha-arbutin helps reduce skin pigmentation and fade dark spots, resulting in a fair and radiant complexion. The extract of kava pepper (PIPER METHYSTICUM) leaves/roots/stems, in combination with imported cherry blossom (PRUNUS SPECIOSA) flower extract from Korea, provides a moisturizing, smooth, delicate, and soft sensory experience to the skin	1430	For skin with whitening needs
25	UMBILICAL CORD ESSENCE FREEZE-DRIED POWDER	(0.05g+3ml)*10	The texture is smooth and easy to spread. It contains (animal) umbilical cord extract, which deeply nourishes the skin, leaving it hydrated and silky smooth	1660	All skin type
26	PARRHA EXTRACT RENEWAL ESSENCE OIL	30ml	Contains various botanical extracts such as white lotus flower and squalane, improving fine lines and wrinkles caused by skin dehydration, providing deep hydration. The synergistic effect of licorice fruit and Vitamin E enhances radiance, making the skin smooth and translucent	228	All skin type

NO.	PRODUCT	STANDARD	FUNCTION	RETAIL PRICE (RMB)	TARGET SKIN	PICTURE
27	PARK HA REVITALIZE EYE ESSENCE	2ml*10	Moisturizes the skin, improves dryness and dehydration, provides intense hydration to the skin around the eyes, revitalizing and rejuvenating it with a fresh and hydrated appearance	298	All skin type
28	PARKHA LIGHT SENSE HUAN LIANG FREEZE DRIED POWDER	(50mg+3ml)*10	The texture is smooth and refreshing. effectively brightening the skin and making it fair and luminous. Alpha-arbutin helps reduce skin pigmentation and fade dark spots, resulting in a fair and radiant complexion. provides a moisturizing, smooth, delicate, and soft sensory experience to the skin	1430	For skin with whitening needs

Risks and Challenges

There are complex risks and challenges associated with our business operation and brand development, including high costs of our marketing efforts, intense competition from similar businesses, and whether we can efficiently oversee our franchisees’ daily operations, among many others. Our management team has identified the following as the biggest risks and challenges the Company is facing:

1.      Intense competition in the skincare industry.    We face intense competition in the skincare industry. We believe it is crucial to establish our brand awareness and differentiate ourselves from our competitors in order to attract new franchisees and investors. Besides, consumers tend to be more loyal to brands that they are familiar with and trust. Having a strong brand presence would reinforce our credibility in the eyes of consumers, and thus leading to increased customer loyalty and higher chances of repeat purchases.

2.      Limited resources and great challenges in building and maintaining a robust supply chain infrastructure.    As a fast-growing company with a limited operating history, we have limited resources and face great challenges in building and maintaining a robust supply chain infrastructure to efficiently respond to consumer demand. Our Company has a concentration risk related to its suppliers. As such, we face an increased risk of supply chain disruptions due to our reliance on a limited number of suppliers. We believe the key to a robust supply chain system lies in maintaining a good relationship with our existing suppliers, ensuring our suppliers’ consistency in meeting our quality, quantity and delivery requirements, as well as diversifying our suppliers.

3.      Challenges in maintaining product consistency and quality.    Our business depends largely on the quality, effectiveness and safety of our products. Any loss of confidence on the part of consumers in the ingredients used in our products, whether related to product contamination or product safety or quality failures, actual or perceived, or inclusion of prohibited or restricted ingredients or an improper mixture of ingredients, could tarnish the image of our brand and could cause consumers to choose other products.

See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry” in our 2024 Annual Report, which is incorporated by reference into this prospectus for more information.

Our Customers

The majority of our customers are franchisees and retail customers in the skincare industry. For the six months ended April 30, 2025, none of the customers accounted for 10% or more of the Company’s total revenue. For the six months ended April 30, 2024, there were two customers who accounted for 10% or more of the Company’s total revenue and such customers accounted for approximately 14% and 15% of our total revenue, respectively. For the year ended October 31, 2024, two customers accounted for approximately 10% and 10% of our total revenue, respectively. For the year ended October 31, 2023, two customers accounted for approximately 10% or more of our total revenue, respectively and such customers accounted for approximately 10% and 10% of our total revenue, respectively.

As of April 30, 2025, the stores, including directly operated stores and franchisees, are mostly located in first-, second-, and third-tier cities in various provinces in China, including Anhui Province, Jiangsu Province, Hainan Province, Henan Province, Shanxi Province, Shandong Province, Liaoning Province, Guizhou Province, Shaanxi Province, Heilongjiang Province, Zhejiang Province, Tianjin Province, and Hebei Province.

As of April 30, 2025, we had about 8,000 customers in our directly operated stores, all of whom are retail customers. Our products and innovative digital marketing strategy are primarily targeted at young adults and middle-aged generations consisting of women with white-collared occupations. Our primary focus currently is on the female group living or working within 2-3 kilometers of the business district. According to the consumption survey report, 95% of our customers were women. In the future, we will also launch new brands that target male groups across all ages.

Our Suppliers

For the six months ended April 30, 2025, there were six suppliers who accounted for 10% or more of the Company’s total purchases and such suppliers accounted for approximately 12%, 12%, 13%, 15%, 11% and 11% of our total purchase, respectively. For the six months ended April 30, 2024, there were four suppliers who accounted for 10% or more of the Company’s total purchases and such suppliers accounted for approximately 19%, 16%, 12% and 10% of our total purchase, respectively. For the fiscal year ended October 31, 2024, four suppliers accounted for approximately 15%, 11%, 10% and 11% of our total purchases, respectively. For the year ended October 31, 2023, there was one supplier who accounted for 10% or more of the Company’s total purchases and such supplier accounted for approximately 58% of our total purchases.

Manufacture of Our Products

Park Ha Jiangsu engages and commissions third-party manufacturers to produce our products. The engagement specifies that the third-party manufacturers shall purchase raw materials from our designated raw material suppliers. Park Ha Jiangsu does not enter into direct contracts with raw material suppliers.

Pursuant to the Agreement of Commissioned Processing, the third-party manufacturers shall provide the formulas to be used in our products and a packaging material inspection report, produce a manufacture plan in written form, and manufacture and process our products that meet the relevant national standards, industry standards, and our requirements, as well as provide temporary storage of our products. The Agreement of Commissioned Processing also requires us to provide the third-party manufacturers with packaging materials that meet the requirements under applicable laws and regulations such as the Advertising Law and intellectual property regulations. However, given our reliance on our third-party manufacturers to provide us with the formulas for our products and that we do not own the formulas, if we fail to enforce such agreements and if our competitors engage the same manufacturers and introduce the same or similar products at a significantly lower price in the same markets that we operate in, our results of operations may be adversely affected.

Before sending a product for mass production, the third-party manufacturers produce the product samples. Park Ha Jiangsu will conduct internal tests and may improve the formula provided by the third-party manufacturers. In addition, Park Ha Jiangsu engages third-party testing agencies to conduct cosmetics safety testing.

Once the samples pass the third-party testing agency’s safety testing, Park Ha Jiangsu will coordinate with the third-party manufacturers to complete the record-filing with the NMPA.

Park Ha Jiangsu has entered into agreements with third-party manufacturers who are responsible for obtaining the raw ingredients for our products and for manufacturing them according to specific product formula used by the third-party manufacturers. We maintain control of the ingredients being used in the process and the quality of finished goods by providing a list of designated ingredients to the third-party manufacturers and carefully examining the products before accepting them. We store excess raw materials with the third-party manufacturers for future use. The third-party manufacturers have obtained and maintained licenses for cosmetic production.

Once the record-filing is completed, the third-party manufacturers will start manufacturing the products.

Distribution and Warehouse

The third-party manufacturers deliver the products to our warehouse and Park Ha Jiangsu ships products from the warehouse to the directly operated stores on an as-needed basis and ship products from the warehouse to the franchise stores pursuant to their orders.

Park Ha Jiangsu maintains a warehouse in Wuxi, Jiangsu Province, PRC. Products produced and packaged by third-party manufacturers are delivered by third-party logistics companies directly from the production site to Park Ha Jiangsu’s warehouse. Park Ha Jiangsu pays for the freight. The warehouse stores the products in a dry environment and away from direct sunlight.

Our Stores

Our stores are generally located in commercial complexes in urban centers in China. As of the date of this prospectus, our three directly operated stores are located in Wuxi Xinwu Wanda Plaza, Jinlun Xingguang Mingzuo Life Plaza and Wuxi Baile Plaza, Wuxi, Jiangsu Province, PRC, the areas of which are 66.30 square meters, 53.64 square meters and 44.00 square meters, respectively. Each of the directly operated stores has a product sample area and a product experience area. We sell our products in the stores and provide complimentary after-sales beauty services. As of the date of this prospectus, we have a total of 19 employees working in our three directly operated stores.

Digital Customer Engagement Strategy

We believe that Chinese consumers expect to have a more intimate product use experience offered by beauty brands on social media platforms. Many local skincare enterprises in China also promote their products by increasing their marketing investment in online communities, such as launching VR product trials, live online sales, social app advertising. Since 2020, “Park Ha” brand has established its own official account on various popular short video platforms in China including Douyin, RED, and WeChat Video, which has promoted its popularity among the beauty industry and consumers in China. Since 2022, “Park Ha” brand has launched a live channel on Douyin, which promotes products through live activities. By interacting directly with consumers through live streaming and cutting-edge marketing channels, providing instant and customized content access, we believe that the “Park Ha” brand has created a marketing model that is widely effective among beauty consumers in China.

Our Online to Offline(“O2O”) Model

We believe that we should leverage both e-commerce platforms and brick-and-mortar shops to create an omnichannel seamless shopping experience for our customers. Therefore, we constructed our Online-to-Offline (“O2O”) business model in January 2017. Specifically, we use various e-commerce strategies, such as click-and-collect service (i.e., offering our customers the option to purchase products online and pick them up in-store), and offering digital coupons to attract customers on social media platforms (e.g., Douyin and Meituan, two of the largest social media platforms in China) to visit our physical stores and encourage them to purchase our products. We also offer group-buying deals, which refers to a group of customers coming together to purchase products at discounted prices. We offer group-buying deals on social media platforms, including aforementioned platforms like Douyin and Meituan, and we would require a minimum number of purchasers for the discounted price to apply. We believe that our O2O Model has enabled us to reach a wider audience online, attract new customers, engage with customers across multiple channels, and increase sales while our customers can enjoy significant discounts and a seamless shopping experience.

Through holding events for customers to experience products under the “Park Ha” brand, stores promote and sell our skincare products. Our online order system is open to our franchisees to place orders.

We believe that through our physical stores, we have built a closer relationship with our customers to enhance their experience with Park Ha products. Generally, each of our physical stores has a prominent product trial area at the front of the store to showcase all of our products. We also train and employ several aestheticians to answer customers’ questions related to skin problems and provide skincare advice accordingly. The stores have set up a storage area for centralized storage of products and fulfillment of short-term orders from customers.

Quality Control

We have a comprehensive quality assurance program designed to ensure product quality and safety throughout the procurement and production cycle. Park Ha Jiangsu outsources our product manufacture process to third-party ingredients suppliers and manufacturers, who shall follow our guidelines and product formula in production. We have strict control over the ingredients choices and the quality of finished goods. Each batch of products will only be produced after we have examined the sample product from the third-party manufacturers and approved its quality. During the quality control process, we perform a series of functionality, stability, and compatibility tests on the designed packaging materials and product components under various strict conditions.

In addition, we implement a rigorous on-site audit program to ensure that third-party raw material suppliers comply with the product safety compliance standards in China. We take great care to ensure that third-party suppliers of raw materials share our commitment to quality and ethics. Given the experience of our third-party manufacturers in supplying high-end and luxury beauty brands around the world, they generally establish high-quality production standards to ensure that the product quality meets the stringent standards we set.

We ensure consistency in our manufacturing quality through regular on-site inspections and audits of third-party manufacturers and ingredients suppliers. We have a policy of terminating our cooperation with partners that do not meet our quality standards.

Our Delivery, Return and Exchange Policies

Our delivery policy is as follows: on the 15th and 30th of each month, free-of-charge deliveries of our products are made by Park Ha Jiangsu to various stores within the Wuxi urban area. Deliveries to stores outside the Wuxi urban area are sent through Deppon Logistics Express and SF Express.

Our return and exchange policy dictates that within three months from the delivery of the initial inventory listed for each store, products within their shelf life can be exchanged for other products of up to 10% of the total value. For products purchased at the stores within one month before the expiration of the warranty period, free returns and exchanges are accepted.

Our Competition

We compete with both established multinational and domestic brands, as well as smaller niche brands in both the PRC market and the global beauty market. Some of our largest competitors are Fanwenhua, DR PLANT, and Beauty Farm, each of whom has over 100 franchisees nationwide. They have a longer operating history and relatively higher market share than us, and have established brand recognition and a strong reputation in the market. Therefore, we may have trouble gaining visibility and credibility among consumers. Besides, larger and more established companies tend to benefit from economies of scale, which allows them to produce goods at lower costs per unit. This could result in pricing advantages, making it difficult for us to compete on price while maintaining profitability. We believe that we compete primarily based on perceived value, including pricing and innovation, product efficacy, service to the customer, promotional activities, advertising, special events, new product introductions, e-commerce initiatives, direct sales, and other activities. It is difficult for us to predict the timing, scale, and effectiveness of our competitors’ actions in these areas or the timing and impact of new entrants into the marketplace.

Insurance

We carry director and officer insurance for our Chief Executive Officer, Chief Financial Officer and directors. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in the markets in which we operate. We do not maintain any insurance to cover our assets, operations and any loss arising from business interruptions.

Seasonality

Our operating results historically have not been subject to seasonal variations.

Intellectual Property

Protecting our intellectual property is a priority of our business. We rely on trademarks, patents, and know-how, as well as contractual restrictions on information disclosure to protect our intellectual property rights. We have signed confidentiality agreements or clauses with our executives, certain customers, and suppliers, and rely on such confidentiality agreements or clauses and other protections of our technical knowledge to maintain our technological advantages in products and designs. As of the date of this prospectus, Park Ha Jiangsu and Xinzhan have a total of 21 registered trademarks, 12 registered patents, 5 registered copyrights, and 1 domain name. All of them are in China.

As we engage third-party manufacturers to manufacture our products on our behalf, we rely on the formulas provided by these third-party manufacturers commissioned by us. Under our current commissioned processing agreements with our third-party manufacturers, we do not own the formulas for our products. Given our reliance on our third-party manufacturers to provide us with the formulas for our products and that we do not own the formulas, if we fail to enforce such agreements and if our competitors engage the same manufacturers and introduce the same or similar products at a significantly lower price in the same markets that we operate in, our results of operations may be adversely affected.

Trademarks

The following table sets forth a brief description of Park Ha Jiangsu and Xinzhan’s trademarks as of the date of this prospectus, all of which are registered in China:

Trademark Number	File Date	Trademark Name	Status	Expiration Date	Jurisdiction	Owner
40583272	2020/5/21		Granted	2030.5.20	China	Park Ha Jiangsu
73621052	2024/2/28		Granted	2034/2/27	China	Park Ha Jiangsu
19552102	2017/5/21		Granted	2027.5.20	China	Xinzhan
52389822	2021/12/21		Granted	2031.12.20	China	Xinzhan
52369491	2021/9/21		Granted	2031.9.20	China	Xinzhan
52374721	2021/9/21		Granted	2031.9.20	China	Xinzhan
52331512	2021/11/28		Granted	2031.11.27	China	Xinzhan

Trademark Number	File Date	Trademark Name	Status	Expiration Date	Jurisdiction	Owner
51586756	2021/8/14		Granted	2031.8.13	China	Xinzhan
51578063	2021/7/21		Granted	2031.7.20	China	Xinzhan
49183046	2021/8/21		Granted	2031.8.20	China	Xinzhan
44201869	2020/10/21		Granted	2030.10.20	China	Xinzhan
31045437	2019/5/21		Granted	2029.5.20	China	Xinzhan
31035182	2019/2/28		Granted	2029.2.28	China	Xinzhan
26363194	2018/9/28		Granted	2028.9.27	China	Xinzhan
25600575	2018/7/28		Granted	2028.7.27	China	Xinzhan
24916764	2018/6/21		Granted	2028.6.20	China	Xinzhan
24923602	2018/6/21		Granted	2028.6.20	China	Xinzhan
24919892	2018/6/21		Granted	2028.6.20	China	Xinzhan
19552028	2017/5/28		Granted	2027.5.27	China	Xinzhan
19552238	2017/5/28		Granted	2027.5.27	China	Xinzhan
19552309	2017/5/21		Granted	2027.5.20	China	Xinzhan

Patents

The following table sets forth a brief description of Park Ha Jiangsu’s utility model patents as of the date of this prospectus, all of which are registered in China:

Patent Number	File Date	Issue Date	Expiration Date	Title	Status
ZL202220091842.2	2022.1.13	2022.8.26	2032.1.12	A kettle type device for fine chemical reaction	Effective
ZL20220087676.9	2022.1.13	2022.8.26	2032.1.12	A filter device for biofiltration	Effective
ZL20220088104.2	2022.1.13	2022.8.26	2032.1.12	A high-efficiency chemical material mixing equipment for deep-processing reaction	Effective
ZL202123449958.3	2021.12.31	2022.9.20	2031.12.30	A biological response kettle	Effective
ZL202220087588.9	2022.1.13	2022.08.26	2032.1.12	A Natural Effective Ingredients Extraction Equipment	Effective
ZL202223446372.6	2022.12.22	2023.3.21	2032.12.21	A biomass continuous dry distillation equipment	Effective
ZL202222184931.4	2022.8.19	2023.10.20	2032.8.18	A biological denitrification equipment	Effective
ZL202322585783.1	2023.9.22	2024.4.30	2033.9.21	A biomass pressing device	Effective
ZL 2023 2 2299499.8	2023.8.25	2024.3.26	2033.8.24	A deep mixing bioreactor	Effective
ZL 2023 2 2268335.9	2023.8.22	2024.3.26	2033.8.21	A cooling and screening device for biochemical applications	Effective
ZL202210977506.2	2022.08.15	2024.05.24	2032.08.14	A biological nanofilm dust suppression device	Effective
ZL202322265294.8	2023.08.22	2024.05.24	2033.8.21	A biochemical experimental platform	Effective

Copyrights

The following table sets forth a brief description of Park Ha Jiangsu’s software copyrights as of the date of this prospectus, all of which are registered in China:

Copyright Number	Issue Date	Expiration Date	Category	Copyright Name	Owner
RZDZ NO. 8929556	2021.12.29	2071.12.29	Software	A plant harmful component detection system basing on big data analysis V1.0	Park Ha Jiangsu
RZDZ NO. 8929558	2021.12.29	2071.12.29	Software	A microbial culture environment data analysis system	Park Ha Jiangsu
RZDZ NO. 8929557	2021.12.29	2071.12.29	Software	An online trading system for biosynthetic prepared products based on block chain technology	Park Ha Jiangsu
RZDZ NO. 8934000	2021.12.29	2071.12.29	Software	A bioactive substance synthesis system based on artificial intelligence technology	Park Ha Jiangsu
RZDZ NO. 8934001	2021.12.29	2071.12.29	Software	An herbal essence extraction control system based on AI technology	Park Ha Jiangsu

Domain

Through Xinzhan, we currently have the right to use one domain name that is registered and issued in the PRC, as follows:

Number	Domain Name	Owner
1	parkha.cn	Xinzhan

Our Properties and Facilities

Our principal executive offices are located in Wuxi, Jiangsu Province, China. Information on our leased properties as of the date of this prospectus is summarized below:

Location	Area (square meter)	Lease Term	Purpose
Room 901, Building C, Phase 2, International Life Science Innovation Park, No. 196 Jinghui East Road, Xinwu District, Wuxi City	290.00	1.1.2025 – 12.31.2025	Office
Building 3, No. 380 Jincheng East Road, Xinwu District, Wuxi	180.00	9.18.2024 – 9.17.2025	Warehouse
Unit 3404, Building 52, Haiyue Garden, No. 196 Guanshan Road, Binhu District, Wuxi	109.93	3.13.2023 – 3.12.2026	Employee Dormitory
Shop 3013-3-3, 3rd Floor, Wuxi Baile Plaza, No. 331 Sheng’an West Road, Wuxi	44.00	8.1.2024 – 7.31.2029	Store
3 Qianwei Road, Jinlun Xingguang Mingzuo Life Plaza, Store #1094, Wuxi, Jiangsu Province, China	53.64	11.1.2021 – 9.30.2027	Store
No. 31 & 33 Zhenze Road, Wanda Plaza, 3rd floor, #3050B, Xinwu District, Wuxi, Jiangsu Province, China	66.30	10.1.2021 – 9.29.2025	Store
Total	868.38

Our Employees

As of April 30, 2025, October 31, 2024 and 2023, we had a total of 38, 31, and 25 full-time employees in China, respectively. The breakdown of our employees is as follows:

Department	As of April 30, 2025
Senior Management	2
Warehouse Management	1
Finance	2
Research and Development	1
Production & Procurement	1
Sales and Marketing	26
Human Resources & Administration	2
General Affairs	3
Total	38

Our success depends on our ability to attract, motivate, train and retain qualified personnel. We believe we offer our employees competitive compensation packages and an environment that encourages self-development and, as a result, have generally been able to attract and retain qualified personnel and maintain a stable core management team.

As required by regulations in China, we participate in various mandatory employee social security plans that are organized by local governments, including social insurance, pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance, and housing insurance. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses, and certain allowances of our employees, up to a maximum amount specified by the local government.

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees and to date, we have not experienced any significant labor disputes.

Legal Proceedings

From time to time, we are subject to legal proceedings, investigations, and claims incidental to the conduct of our business. We record a liability when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. As of the date of this prospectus, we are not involved in any legal or administrative proceedings that may have a material adverse impact on our business, balance sheets or results of operations and cash flows other than as described herein.

REGULATIONS

For a description of major regulations that affect our business, please read “Item 4. Information on the Company — B. Business Overview — Regulations” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

MANAGEMENT

For a description of our management, please read “Item 6. Directors, Senior Management and Employees” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our management since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

On August 25, 2025, Mr. Da Yang tendered his resignation as an independent director of the Company, effective August 25, 2025. Please read our report of foreign private issuer on Form 6-K filed with the SEC on August 25, 2025, which is incorporated by reference into this prospectus.

RELATED PARTY TRANSACTIONS

For our related party transaction during the year ended October 31, 2024, please read “Item 7. Major Shareholders and Related Party Transactions” in our 2024 Annual Report; For our related party transaction for the six months ended April 30, 2025, please read “Note 12 — Related Party Transactions” in our report of foreign private issuer on Form 6-K filed with the SEC on August 26, 2025, which both are incorporated by reference into this prospectus.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

•        each of our directors and executive officers who beneficially owns our Ordinary Shares;

•        each person known to us to own beneficially more than 5% of our Ordinary Shares; and

•        all directors and executive officers as a group.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise indicated in the footnotes, the address of each person listed on the table is 901, Building C, Phase 2, Wuxi International Life Science Innovation Campus, 196 Jinghui East Road, Xinwu District, Wuxi, Jiangsu Province, People’s Republic of China.

Name of Beneficial Owner	Ordinary Shares beneficially owned before this offering(1)		Ordinary Shares beneficially owned after this offering (assuming all Ordinary Shares are sold in this offering(2))
	Number	%	Number	%
Directors and Named Executive Officers:
Xiaoqiu Zhang, Chief Executive Officer and Director(3)	19,050,000	56.09%	19,050,000	42.05%
Li Wang, Director	—	—	—	—
Xiaoyan Zhu, Chief Financial Officer	—	—	—	—
Xinyu Li, Product Manager, Chief Technology Officer	—	—	—	—
Yanan Shan, Independent Director	—	—	—	—
Qixiong Sheng, Independent Director	—	—	—	—
Xiaozhong Yu, Independent Director	—	—	—	—
Da Yang, Independent Director	—	—	—	—
All executive officers and directors as a group (8 persons)	19,050,000	56.09%	19,050,000	42.05%
5% or Greater Shareholders:
Xiaoqiu Holding Ltd(3)	19,050,000	56.09%	19,050,000	42.05%
Changxin International Limited Partnership(4)	2,500,000	7.38%	2,500,000	5.52%

____________

(1)      Calculation based on 33,874,403 Ordinary Shares issued and outstanding as of the date of this prospectus. Holders of Ordinary Shares are entitled to one (1) vote per share.

(2)      Based on 45,302,974 Ordinary Shares that will be issued and outstanding after this offering, assuming (assuming none of the Common Warrants or Pre-Funded Warrants sold in this offering are exercised).

(3)      Xiaoqiu Holding Ltd, a company formed under the laws of the British Virgin Islands, of which Xiaoqiu Zhang is the sole shareholder and director, holds 19,050,000 Ordinary Shares. In addition, Xiaoqiu Zhang is deemed the beneficial owner of the 19,050,000 Ordinary Shares held by Xiaoqiu Holding Ltd.

(4)      Changxin International Limited Partnership, a company formed under the laws of the British Virgin Islands, of which Li Wang, Xiaoyan Zhu and Guozhen Liu are limited partners. Under the “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting and dispositive decisions require approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Therefore, none of the individual members of the board of directors of Changxin International Limited partnership is a beneficial owner and each such member disclaims beneficial ownership of Changxin International Limited partnership.

DESCRIPTION OF SHARE CAPITAL

Park Ha Cayman was incorporated as an exempted company with limited liability under the laws of the Cayman Islands and our affairs are governed by our amended and restated memorandum and articles of association, as amended and restated from time to time (the “Articles”), and the Companies Act (as amended) of the Cayman Islands, or the “Cayman Islands Companies Act.” A Cayman Islands exempted company with limited liability:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Cayman Islands Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and exercise voting rights on their Ordinary Shares. We may not issue shares or warrants to bearer.

On June 29, 2024, the Company effected a forward split of our Ordinary Shares at a ratio of 1-for-5. Our authorized share capital is US$50,000 divided into 2,500,000,000 Ordinary Shares, par value US$0.00002 per share. Subject to the provisions of the Cayman Islands Companies Act and the Articles, and directions given by any ordinary resolution and the rights attaching to any class of existing shares, the directors have general and unconditional authority to issue, allot, grant options over or otherwise dispose of shares to such persons, at such times and on such terms as they may determine. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attached to Ordinary Shares. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

As of the date of this prospectus, our authorized share capital is US$50,000, divided into 2,500,000,000 Ordinary Shares of par value of US$0.00002 each. All of our shares to be issued in the offering will be issued as fully paid. There are 33,874,403 Ordinary Shares issued and outstanding as of the date of this prospectus.

Listing

Our Ordinary Shares are listed on Nasdaq under the symbol “PHH.”

Transfer Agent

The transfer agent and registrar for our Ordinary Shares is Transhare Corporation.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and the Articles, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose.

Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

No dividend shall bear interest as against the Company.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares and the Articles, unless any share carries special voting rights, on a show of hands every shareholder who is present in person, by its duly authorized representative or by proxy shall have one vote. On a poll, every shareholder shall have one vote for every share of which he is the holder.

Variation of Rights of Shares

If at any time our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied either (a) by, or with the approval of, the directors without the consent of the holders of the shares of the affected class if the directors determine that the variation or abrogation is not materially adverse to the interests of those shareholders, or (b) with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of that class of share, provided that the necessary quorum for such meeting shall be one or more persons holding or representing by proxy one-third of the issued shares of the class, and at which any holder of shares of the class present in person or by proxy may demand a poll.

Unless otherwise expressly provided by the terms of issue of any class, the rights conferred on the holders of shares of that class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with that class.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)     increase our share capital by such sum, to be divided into shares of such amount, and with such rights, privileges, priorities and restrictions attached to them as prescribed by that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     subject to the Cayman Islands Companies Act, sub-divide our shares or any of them into shares of smaller amounts than that fixed; and

(d)    cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person.

Subject to the Cayman Islands Companies Act and the Articles, we may, by special resolution of our shareholders, reduce the share capital of the Company and any capital redemption reserve in any manner.

Calls on Shares and Forfeiture

The directors may, from time to time, make calls on the shareholders in respect of some or all of any monies unpaid on their shares, whether in respect of par value or the premium payable on those shares, and each shareholder shall (subject to receiving at least 14 days’ notice specifying the time or times of payment), pay to us at the time or times so specified the amount called on his shares. The directors may revoke or postpone a call at any time. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share and the holder or joint holders of a share at the time of a call shall remain liable to pay the call on that share, notwithstanding any subsequent transfer of the share being registered by the Company. If a sum called in respect of a share is not paid before or on the day appointed for payment of that call, the shareholder from whom it is due and payable shall pay interest on the sum at such rate as the directors may determine (which may be the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, or such other rate as the directors determine) from the day appointed for payment of the call to the time of the actual payment. The directors may, at their discretion, waive payment of the interest in full or in part.

We have a first and paramount lien on every share (whether or not it is a fully paid share). The lien is for all monies, whether presently payable or not, called or payable at a fixed time in respect of that share and for all debts, liabilities or other obligations owed, whether presently or not, by the shareholder or by one or more joint shareholders or by any of their estates to the Company.

At any time, the directors may declare any share to be wholly or in part exempt from the lien on shares provisions of the Articles. Our lien, if any, on a share shall extend to all distributions payable on it.

Unclaimed Dividend

Any dividend that remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or instalment of a call in respect of shares on the day appointed for payment, the directors may serve a notice on such shareholder naming a further date not earlier than the expiration of 14 days from the date of service on or before which the payment required by the notice is to be made and containing a statement that in the event of non-payment the shares, or any of them, will be liable to be forfeited.

If the requirements of such notice are not complied with, we may forfeit the shares together with any distributions declared payable in respect of the forfeited shares and not paid at any time before tender of payment.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit. The proceeds of any sale or disposition of the forfeited Share may be received and used by us as the directors determine.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with interest.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Islands Companies Act and to the rights attaching to any class of shares, we may by our directors:

(a)     issue shares on terms that they are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on such terms and in such manner the directors may, before the issue of those shares, determine;

(b)    purchase our own shares (including any redeemable shares) on such terms and in such manner as the directors determine;

(c)     make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act including out of capital; and

(d)    permit the surrender of fully paid Shares for no consideration.

When making payments in respect of redemption or purchase of shares, the directors may make such payments in cash or in kind if so authorized by the terms of issue of those shares or with the agreement of the holder of those shares.

Transfer of Shares

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered on the register of members of the Company.

Where the shares in question are not listed on or subject to the rules of Nasdaq, shares are transferable, subject to the consent of our board of directors who may, in their absolute discretion, refuse to consent to any transfer and decline to register the transfer without giving any reason.

If our directors refuse to register a transfer of a share, they are required, within two months after the date on which the transfer was lodged, to notify the transferee of the refusal.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records. Under Cayman Islands law, the names of our current directors can generally be obtained from a search conducted at the Registrar of Companies of the Cayman Islands.

General Meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings. We may but are not obliged to hold an annual general meeting.

Any director may convene general meetings at such times and in such manner and places within or outside the Cayman Islands as the director considers necessary or desirable. General meetings shall also be convened by any one or more of our directors on the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned. Such written request must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at our registered office in the Cayman Islands and may be delivered in counterpart. If the directors do not proceed to convene a general meeting within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting in the same manner as nearly as possible as that in which a general meeting may be convened by a director. Where the requisitionists fail to convene the general meeting within three months of their right to convene the meeting arising, the right to convene the general meeting shall lapse.

The director convening a general meeting shall give not less than seven days’ notice of a general meeting to those shareholders whose names on the date the notice is given appear as members in our register of members and are entitled to vote at the meeting. Such director shall also give such notice to each of the directors.

A general meeting held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

A general meeting is duly constituted if, at the commencement of the meeting, there are present in person, through their authorized representative or by proxy two or more shareholders entitled to vote on resolutions of shareholders to be considered at the meeting, except where there is only one shareholder entitled to vote on resolutions of shareholder to be considered at the meeting in which case the quorum shall be one shareholder. Where a quorum comprises a single shareholder or proxy, such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of shareholders.

If, within two hours from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the shareholders present shall be a quorum.

The chairman may, with the consent of the meeting at which a quorum is present, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

At any general meeting the chairman is responsible for deciding in such manner as considered appropriate whether any resolution proposed has been carried or not and the result of the decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution and the result shall be announced to the meeting and recorded in the minutes of the meeting. The minutes of the meeting shall be conclusive evidence of the fact that a resolution was carried or not without proof of the number or proportion of the votes recorded in favour of or against such resolution.

Preferred Shares

Pursuant to our amended and restated memorandum and articles of association, our directors have the authority to issue shares and other securities of the Company with such preferred, deferred or other special rights, restrictions or privileges whether with regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the directors may determine. We do not currently have plans to issue any preferred shares.

Directors

We may by ordinary resolution impose a maximum or minimum number of directors required to hold office at any time and vary such limits from time to time. Under the Articles, we are required to have a minimum of one director.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The directors shall be entitled to such remuneration as the directors may determine.

We may in general meeting fix a minimum shareholding required to be held by a director, but unless and until so fixed a director is not required to hold shares.

A director may be removed by ordinary resolution or by a resolution of our directors.

Subject to the provisions of the articles, the office of a director shall be vacated if:

(a)     he gives notice in writing to the Company that he resigns the office of director; or

(b)     he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or;

(c)     he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)     he is found to be or becomes of unsound mind; or;

(e)      all the other directors (being not less than two in number) resolve that he should be removed as a director;

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the NASDAQ corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the NASDAQ corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Islands Companies Act and our amended and restated memorandum and articles and any directions given by ordinary resolution, our business and affairs shall be managed by, or under the direction or supervision of, the directors. The directors shall have all the powers necessary for managing, and for directing and supervising, our business and affairs of the Company as are not by the Cayman Islands Companies Act, our amended and restated memorandum and articles or the terms of any special resolution required to be exercised by the shareholders. No alteration of our amended and restated memorandum and articles or any direction given by ordinary or special resolution shall invalidate any prior act of the directors that was valid at the time undertaken.

The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate director may not act as managing director and the appointment of a managing director shall automatically terminate if he ceases to be a director. Any such delegation may be made subject to any conditions the directors may impose and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of directors shall be governed by the Articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the directors may impose, and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or authorized signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorized signatories as the directors may think fit and may also authorize any such attorney or authorized signatory to delegate all or any of the powers, authorities and discretions vested in him.

The directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by the directors.

The directors may exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to issue debentures, debenture stock, mortgages, bonds and other such securities and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

No person shall be disqualified from the office of director or alternate director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any other contract or transaction entered into by or on behalf of the Company in which any director or alternate director shall be in anyway interested be or be liable to be avoided, nor shall any director or alternate director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such director holding office or of the fiduciary relation thereby established. A director (or his alternate director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director or alternate director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. A general notice that a director or alternate director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

Capitalization of Profits

The directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account or otherwise available for distribution and appropriate such sum to shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and apply such sum on their behalf in paying up in full unissued shares for issue, allotment and distribution credited as fully paid-up to and amongst them in the proportions aforesaid. In such event the directors may make such provisions as they think fit in the case of shares becoming distributable in fractions.

Liquidation Rights

The shareholders may, subject to the Articles and any other sanction required by the Cayman Islands Companies Act, pass a special resolution allowing the Company to be wound up voluntarily. If the Company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise, without prejudice to the rights of holders of shares issued upon special terms and conditions.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of our shareholders, together with a statement of the shares held by each shareholder, such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder; (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a shareholder; and

•        the date on which any person ceased to be a shareholder.

Under the Cayman Islands Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of the United Kingdom but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of the United Kingdom. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette.

Court approval is not required for a merger or consolidation which is affected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, the Cayman Islands Companies Act contains statutory provisions that facilitate the reconstruction of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) at least a majority in number of the creditors or class of creditors, who must, in addition, represent at least three-fourths in value of each such creditors or class of creditors; and/or (b) shareholders or a class of shareholders representing at least three-fourths in value of the shareholders or class of shareholders, in each case that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands (the “Grand Court”). While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)     the statutory provisions as to the required majority vote have been met;

(b)    the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)     the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)    the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

The Cayman Islands Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits and Protection of Minority Shareholders.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Grand Court can be expected to follow and apply the common law principles (namely the rule derived from the seminal English case of Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following acts in the following circumstances:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Any of our shareholders may petition the Grand Court which may make a winding up order if the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that we should be wound up and cease doing business. Alternatively, the Grand Court may make an order: (1) regulating the conduct of our affairs; (2) requiring us to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained we have omitted to do; (3) authorizing civil proceedings to be brought in our name and on our behalf by the shareholder petitioner on such terms as the Grand Court may direct; or (4) providing for the purchase of the shares of any of our shareholders by other shareholders or us and, in the case of a purchase by us, a reduction of our capital accordingly.

Generally, claims against us must be based on the general laws of contract or tort applicable in the Cayman Islands or individual rights as shareholders as established by our amended and restated memorandum and articles of association.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for liabilities incurred in their capacities as such as a result of any act or failure to act unless such losses or damages arise from their own actual fraud or willful default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (i) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) a duty not to improperly fetter the exercise of future discretion; (iv) a duty to exercise powers fairly as between different classes of shareholders; (v) a duty to exercise independent judgment; and (vi) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. In fulfilling their duty of care to our company, our directors must ensure compliance with our amended and restated memorandum and articles of association, as amended and restated from time to time.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, there are indications that English and Commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings may also be convened by any one or more of our directors on the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned. Such written request must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at our registered office in the Cayman Islands and may be delivered in counterpart. If the directors do not proceed to convene a general meeting within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting in the same manner as nearly as possible as that in which a general meeting may be convened by a director. Where the requisitionists fail to convene the general meeting within three months of their right to convene the meeting arising, the right to convene the general meeting shall lapse. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for election of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be vacated if: (a) he gives notice in writing to the Company that he resigns the office of director; or (b) he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or; (c) dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (d) he is found to be or becomes of unsound mind; or; (e) the other directors (being not less than two in number) resolve that he should be removed as a director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•        the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•        the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•        the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (as amended) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (as amended of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering (i) up to 11,428,571 Ordinary Shares and (ii) up to 11,428,571 Common Warrants. We are also registering the Ordinary Shares issuable from time to time upon exercise of the Common Warrants and Pre-Funded Warrants offered hereby.

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Pre-Funded Warrants

We are also offering those purchasers whose purchase of Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, pre-funded warrants, or Pre-Funded Warrants, in lieu of Ordinary Shares.

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of the Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants. Pre-Funded Warrants will be issued in certificated form only.

Duration and Exercise Price.    Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Ordinary Shares and the exercise price. The Pre-Funded Warrants do not expire.

Exercisability.    The Pre-Funded Warrants are exercisable at any time on or after their original issuance. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its attribution affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding Ordinary Shares immediately after exercise. However, any holder of a Pre-Funded Warrant may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us. For purposes of the foregoing, “attribution affiliates” means, collectively, the following persons and entities with respect to any holder: (i) its direct or indirect affiliates, (ii) any person acting or who could be deemed to be acting as a Section 13(d) “group” together with the holder or any attribution parties and (iii) any other persons whose beneficial ownership of our Ordinary Shares would or could be aggregated with the holder and/or any other attribution parties for purposes of Section 13(d) or Section 16 of the Exchange Act. No fractional Ordinary Shares will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will, at our election, either round up to the next whole share or pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Cashless Exercise.    If at the time of exercise of the Pre-Funded Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the Pre-Funded Warrants.

Transferability.    Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing.    There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions.    In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

Rights as a Shareholder.    Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants, except that the holder of a Pre-Funded Warrant shall be entitled to participate in certain distributions, including cash dividends, if any, to all holders of our Ordinary Shares for no consideration, subject to certain ownership limitations.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the form of Common Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Common Warrant.

Duration and Exercise Price.    The Common Warrants offered hereby will have an exercise price of $0.42 per share (based on an assumed public offering price of $0.35 per share and accompanying Common Warrant). The Common Warrants will be immediately exercisable upon issuance and will be exercisable for [    ] years from the date of issuance. The exercise price and number of Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Ordinary Shares and the exercise price. The Common Warrants will be issued in certificated form only.

Exercisability.    The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Ordinary Shares after exercising the holder’s Common Warrants up to 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. Purchasers in this offering may also elect prior to the issuance of Common Warrants to have the initial exercise limitation set at 9.99% of our outstanding Ordinary Shares.

Exercise Price.    The exercise price for the Common Warrants initially will be $0.42 per Ordinary Share (based on an assumed public offering price of $0.35 per share and accompanying Common Warrant). The exercise price is subject to appropriate adjustment in the event of certain Ordinary Share dividends and distributions, Ordinary Share splits, Ordinary Share combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

In addition, with limited exceptions, if at any time while the Common Warrants are outstanding, we issue any Ordinary Shares or securities entitling any person or entity to acquire Ordinary Shares (upon conversion, exercise or otherwise), at an effective price per share less than the exercise price of the Common Warrants (a “Dilutive Issuance”), then the exercise price of the Common Warrants shall be reduced to the same price as the new investment.

If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Ordinary Shares and the lowest daily volume weighted average price for the five lowest trading days during the ten trading days ending on the fifth trading day after such event is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such period.

Cashless Exercise.    If at the time of exercise of the Common Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Ordinary Shares issuable upon exercise of the Common Warrants, then the Common Warrants will only be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of Ordinary Shares determined according to a formula set forth in the Common Warrants.

Transferability.    Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing.    There is no established public trading market for the Common Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Common Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Common Warrants will be limited.

Fundamental Transactions.    In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Common Warrants.

Rights as a Shareholder.    Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Common Warrant.

SHARES ELIGIBLE FOR FUTURE SALE

Lock-up Agreements

See “Plan of Distribution — Lock-up Agreements.”

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

•        1% of the then outstanding Ordinary Shares; or

•        the average weekly trading volume of the Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of this offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in the Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel; to the extent it relates to PRC tax law, it is the opinion of Jiangsu Junjin Law Firm, our PRC counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares and Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

People’s Republic of China Taxation

Under the EIT Law, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise for enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

In April 2009, State Administration of Taxation (the “SAT”) issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or SAT Circular 82, which was amended in December 2017, specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: (a) senior management personnel and departments that are responsible for daily production, operation and management; (b) financial and personnel decision making bodies; (c) key properties, accounting books, company seal, minutes of board meetings and shareholders’ meetings; and (d) half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued SAT Circular 45, which took effect in September 2011 and was last amended in June 2018, to provide more guidance on the implementation of SAT Circular 82. SAT Circular 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our Company is a company incorporated outside of the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside of the PRC. As such, we do not believe that our Company meets all of the conditions above and as a result we do not believe our Company is a PRC resident enterprise for PRC tax purposes. For similar reasons, we believe our other entities outside of China are also not PRC resident enterprises. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC regulatory authority will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders, if such shareholders do not have an establishment or place of business in the PRC, or if they have such establishment or place of business in the PRC but the relevant income is not effectively connected with such establishment or place of business, to the extent such dividends have their sources within the PRC. In addition, non-resident enterprise shareholders may be generally subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of the Ordinary Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source). These rates may be generally reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

United States Federal Income Tax Considerations

WE RECOMMEND POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PERSONAL TAX CONSEQUENCES OF THE TRANSACTION, WHICH MAY VARY.

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Ordinary Shares by a U.S. Holder (as defined below) that acquires the Ordinary Shares in this offering and holds the Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the U.S. Internal Revenue Service (“IRS”) or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of the Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        holders who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

•        investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•        investors that have a functional currency other than the U.S. dollar;

•        persons holding their Ordinary Shares in connection with a trade or business conducted outside the United States;

•        persons that actually or constructively own 10% or more of our stock (by vote or value); or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ordinary that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in or organized under the law of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the Ordinary Shares and their partners are recommended to consult their tax advisors regarding an investment in the Ordinary Shares.

For U.S. federal income tax purposes, a U.S. Holder of Ordinary Shares will generally be treated as the beneficial owner of the underlying shares represented by the Ordinary Shares. The remainder of this discussion assumes that a U.S. Holder of the Ordinary Shares will be treated in this manner. Accordingly, deposits or withdrawals of Ordinary Shares for Ordinary Shares will generally not be subject to U.S. federal income tax.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our Company, will be a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are generally categorized as a passive asset and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

After the restructure that was completed in July, 2023, our PRC Subsidiaries are now an indirect subsidiary of the Company. Based upon our current and projected income and assets, including the expected proceeds from this offering, and projections as to the value of our assets (which are based on the expected market price of the Ordinary Shares immediately following this offering), we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Fluctuations in the market price of the Ordinary Shares may cause us to be or become a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of the Ordinary Shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of being or becoming a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules, and because our PFIC status is an annual factual determination, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any year during which a U.S. Holder holds the Ordinary Shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds the Ordinary Shares.

The discussion below under “Dividends” and “Sale or Other Disposition” is written on the basis that we will not be or become a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Any cash distributions paid on the Ordinary Shares (including the amount of any PRC tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Ordinary Shares, in the case of Ordinary Shares. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income”; provided that certain conditions are satisfied, including that (1) the Ordinary Shares on which the dividends are paid are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the United States-PRC income tax treaty (the “Treaty”), (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period and other requirements are met. We have applied to list the Ordinary Shares on the Nasdaq Capital Market. Provided that this listing is approved, we believe that the Ordinary Shares will generally be considered to be readily tradable on an established securities market in the United States. There can be no assurance that the Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. Because the Ordinary Shares will not be listed on a U.S. exchange, we do not believe that dividends received with respect to Ordinary Shares that are not represented by Ordinary Shares will be treated as qualified dividends. Non-corporate U.S. Holders are recommended to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the Ordinary Shares.

In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “Taxation — People’s Republic of China Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our Ordinary Shares, regardless of whether such shares are represented by the Ordinary Shares, and regardless of whether the Ordinary Shares are readily tradable on an established securities market in the United States, would be eligible for the reduced rates of taxation described in the preceding paragraph, provided that certain holding period and other requirements are met and that we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year.

For U.S. foreign tax credit purposes, dividends paid on the Ordinary Shares generally will be treated as income from foreign sources and generally will constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on the Ordinary Shares (see “Taxation — People’s Republic of China Taxation”). Depending on the U.S. Holder’s particular facts and circumstances and subject to a number of complex conditions and limitations, PRC withholding taxes on dividends that are non-refundable under the Treaty may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and U.S. Holders are recommended to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Ordinary Shares. The gain or loss will generally be capital gain or loss. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which may limit the availability of foreign tax credits. However, in the event we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law and PRC tax were to be imposed on any gain from the disposition of the Ordinary Shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat such gain as PRC source income. If a U.S. Holder is not eligible for the benefits of the Treaty or fails to make the election to treat any gain as foreign source, then such U.S. Holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the Ordinary Shares unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of the Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. Holder holds the Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC (each, a “pre-PFIC year”) will be taxable as ordinary income; and

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the Ordinary Shares, and any of our subsidiaries is also a PFIC (a “lower-tier PFIC”), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are recommended to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to the Ordinary Shares, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the Ordinary Shares and we cease to be a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable United States Treasury regulations. We anticipate that the Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns the Ordinary Shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of the Ordinary Shares if we are or become a PFIC.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement to be entered prior to this agreement (the “Placement Agency Agreement”), we will engage FT Global Capital, Inc. to act as our exclusive placement agent in connection with this offering to solicit offers to purchase the Securities offered by this prospectus on a reasonable best-efforts basis, subject to the terms and conditions of the Placement Agency Agreement. The placement agent is not purchasing or selling any of our securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the Placement Agency Agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering.

We will enter into a securities purchase agreement (the “Securities Purchase Agreement”) directly with each investor in connection with this offering and we may not sell the entire amount, or any amount, of securities offered pursuant to this prospectus. The form of the Securities Purchase Agreement is included as an exhibit to the registration statement of which this prospectus forms a part. We have agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

We will deliver to the investors the Ordinary Shares and Warrants, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to complete one closing of this offering, but may undertake one or more additional closings for the sale of additional securities to the investors in the initial closing. We expect to hold an initial closing within two business days of the effective date of the registration statement of which this prospectus forms a part, but the offering will be terminated by [•], 2025, provided that the closing(s) of the offering for all of the securities have not occurred by such date, and may be extended by written agreement of the Company and the placement agent. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus. We expect initial delivery of the Ordinary Shares (or Pre-Funded Warrants) and Common Warrants being offered pursuant to this prospectus against payment in U.S. dollars will be made on or about [•], 2025.

Commissions and Expenses

The following table shows the total placement agent’s commissions we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering based on an assumed public offering price of $0.35 per share and accompanying Common Warrant.

	Per Ordinary Share and Accompanying Common Warrant	Per Pe-Funded Warrant and Accompanying Common Warrant	Total (assuming maximum offering)
Public offering price	$0.35	$0.349	$3,999,999.85
Placement agent commissions	$0.02625	$0.02618	$299,999.99
Proceeds, before expenses, to us	$0.32375	$0.32283	$3,699,999.86

We have agreed to pay to the placement agent commissions equal to 7.5% of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for its non-accountable expenses up to $45,000 and for its legal expenses, up to $65,000.

We estimate the total expenses payable by us for this offering to be approximately $861,399, which amount includes (i) a placement agent’s commissions of approximately $300,000, assuming the purchase of all of the securities we are offering; (ii) the placement agent’s non-accountable expense allowance in the amount of $45,000 in connection with this offering; and (iii) legal expenses of approximately $65,000 associated with the offering of our securities.

In addition, we agreed to pay additional compensation to the placement agent in the form of the placement agent warrants to purchase that number of shares which equals 5.0% of the aggregate number of the Ordinary Shares (or Ordinary Shares underlying the Pre-Funded Warrants) sold in this offering at an exercise price of $[•] per share. The placement agent warrants and the underlying shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the placement agent warrants nor any of our Ordinary Shares issued upon exercise of the placement agent warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement date of sales in this offering, subject to certain exceptions. The placement agent warrants to be received by the placement agent and related persons in connection with this offering: (i) fully comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1); and (ii) fully comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2).

Lock-Up Agreements

Our directors, executive officers, and beneficial owners of 5% or more of our outstanding Ordinary Shares will enter into lock-up agreements. Under these agreements, these parties have agreed, subject to specified exceptions, not to offer, sell, contract to sell, hypothecate, pledge, or otherwise dispose of any Ordinary Shares or securities convertible into, or exchangeable or exercisable for, our Ordinary Shares for a period of 90 days after the date of this prospectus without the prior consent of the placement agent.

Notwithstanding these limitations, our securities may be transferred under limited circumstances, including by gift, will, or intestate succession.

Tail Financing

The placement agent shall be entitled to the cash fee and placement agent warrants set forth above with respect to the gross proceeds received by the Company from the sale of any public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”) to the extent that such financing or capital is provided to the Company by parties contacted by the placement agent directly and indirectly, and such Tail Financing is consummated within 12 months after the expiration or termination of the Placement Agency Agreement.

Securities Issuance Standstill

In addition, we have agreed that for a period of ninety (90) days from the closing of this offering, subject to certain exemptions, we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any capital shares of the Company or any securities convertible into or exercisable or exchangeable for capital shares of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any capital shares of the Company or any securities convertible into or exercisable or exchangeable for capital shares of the Company.

Listing

Our Ordinary Shares are listed on Nasdaq under the symbol “PHH.” There is no established public trading market for the Common Warrants or Pre-Funded Warrants, and we do not expect a market to develop. We do not plan to list the Pre-Funded Warrants or Common Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Transfer Agent

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation.

Other Relationships

From time to time, the placement agent may provide, various advisory, investment, and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any services. We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the placement agent may be required to make for these liabilities.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement agent commissions that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

SEC Registration Fee	$1,384
FINRA Filing Fee	$1,250
Printing Expenses	$—
Legal Fees and Expenses	$67,000
Accounting Fees and Expenses	$10,000
Reimbursement of Placement Agent’s Legal and other Expenses	$110,000
Miscellaneous	$—
Total	$189,634

We will bear these expenses incurred in connection with the offer and sale of the securities.

LEGAL MATTERS

We are being represented by Concord & Sage PC with respect to certain legal matters as to U.S. federal securities law. The validity of the Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Legal matters as to PRC law will be passed upon for us by Jiangsu Junjin law Firm. ArentFox Schiff LLP is acting as counsel to the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements as of October 31, 2024, 2023 and 2022, and for each of the fiscal years in the period then ended incorporated by reference into this prospectus from our 2024 Annual Report, have been so incorporated in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the securities offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the securities offered hereby. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since October 31, 2024.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents: The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

•        our 2024 Annual Report filed with the SEC on February 24, 2025;

•        our report of foreign private issuer on Form 6-K filed with the SEC on August 25, 2025;

•        our report of foreign private issuer on Form 6-K filed with the SEC on August 26, 2025;

•        the description of our securities contained in our registration statement on Form 8-A filed with the SEC on December 26, 2024, the description of securities contained in the exhibit 2.2 to the 2024 Annual Report filed with the SEC on February 24, 2025.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Park Ha Biological Technology Co., Ltd.
Address: 901, Building C,
Phase 2, Wuxi International Life Science Innovation Campus,
196 Jinghui East Road
Xinwu District, Wuxi, Jiangsu Province
+86 400 012 7562
Attention: Email: ir@parkha.cn, Company Contact Person

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

Up to 11,428,571 Ordinary Shares

Up to 11,428,571 Pre-Funded Warrants

Up to 11,428,571 Ordinary Shares underlying Pre-Funded Warrants

Up to 11,428,571 Common Warrants

Up to 11,428,571 Ordinary Shares underlying Common Warrants

Park Ha Biological Technology Co., Ltd.

Prospectus dated           , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our amended and restated memorandum and articles of association provides that every director, alternate director or officer shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or willful default.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any expenses, including legal costs, incurred by an existing or former director, alternate director or officer in defending any legal, administrative or investigative proceedings in respect of any matter identified above on the condition that such person must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify such person(s) for the relevant expenses.

The Placement Agency Agreement, the form of which will be filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Rule 901 of Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, or Section 4(a)(2) under the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these issuances of securities.

On October 11, 2022, we issued 5,000,000 Ordinary Shares in connection with the incorporation of the Company pursuant to the exemptions from registration under Rule 901 of Regulation S and Section 4(a)(2) under the Securities Act. In particularly, we issued one Ordinary Share to Harneys Fiduciary (Cayman) Limited, which was transferred to Xiaoqiu Holdings Limited thereafter. On the same day, we issued (i) 3,810,000 Ordinary Shares to Xiaoqiu Holdings Limited, (ii) 500,000 Ordinary Shares to Changxin International Limited Partnership, (iii) 240,000 Ordinary Shares to Jinling International Holdings Limited, (iv) 225,000 Ordinary Shares to Mengqi Holding Ltd., and (v) 225,000 Ordinary Shares to Yangjie International Holding Ltd.

On June 29, 2024, the Company effected a forward split of our Ordinary Shares at a ratio of 1-for-5. As a result, as of the date of this prospectus, we are authorized to issue 2,500,000,000 Ordinary Shares and we have 33,874,403 Ordinary Shares issued and outstanding.

In December 2024, the Company completed its IPO of 1,200,000 Ordinary Shares at a price of $4.00 per share. The total gross proceeds received from the IPO was US$4.8 million. Our Ordinary Shares began trading on December 27, 2024 on Nasdaq under the symbol “PHH.” On January 22, 2025, the then representative of the underwriters of the IPO exercised the over-allotment option partially to purchase an additional 174,403 Ordinary Shares. The Company received $697,612 in gross proceeds from the partial exercise of the over-allotment option, before deducting underwriting discounts and other estimated expenses payable by the Company. The closing of the over-allotment option under the IPO took place on January 24, 2025.

On March 5, 2025, the Company issued 3,000,000 Ordinary Shares under the 2025 Share Incentive Plan.

On July 14, 2025, the Company issued 4,500,000 Ordinary Shares under the Amended and Restated 2025 Share Incentive Plan.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

See “Exhibit Index” beginning on page II-4 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the Placement Agent at the closing specified in the Placement Agency Agreement, certificates in such denominations and registered in such names as required by the Placement Agent to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)    That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, as required by Item 512(a)(2) of Regulation S-K.

(4)    That for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, as required by Item 512(a)(3) of Regulation S-K.

(7)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering, as required by Item 512(a)(4) of Regulation S-K.

Park Ha Biological Technology Co., Ltd.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Placement Agency Agreement
3.1**

Amended and restated Memorandum and Articles of Association, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the registration statement on Form F-1 (File No. 333-281783), as amended, initially filed with the SEC on August 26, 2024)

4.1**

Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-281783), as amended, initially filed with the SEC on September 18, 2024)

4.2**	Form of Securities Purchase Agreement
4.3*	Form of Common Warrant
4.4*	Form of Pre-Funded Warrant
4.5*	Form of Lockup Agreement
5.1**	Opinion of Ogier regarding the validity of the Ordinary Shares
5.2**	Opinion of Jiangsu Junjin Law Firm regarding certain PRC law matters
10.1**

Employment Agreement between the Chief Executive Officer, Xiaoqiu Zhang, and the Company, dated July 8, 2024 (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-281783), as amended, initially filed with the SEC on August 26, 2024)

10.2**

Employment Agreement between the Chief Financial Officer, Xiaoyan Zhu, and the Company, dated July 8, 2024 (incorporated by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-281783), as amended, initially filed with the SEC on August 26, 2024)

10.3**

Employment Agreement between the Chief Technology Officer, Xinyu Li, and the Company, dated July 8, 2024 (incorporated by reference to Exhibit 10.15 to the registration statement on Form F-1 (File No. 333-281783), as amended, initially filed with the SEC on August 26, 2024)

10.4**

Form of the Director Offer Letter by and between the Company and Independent Director (incorporated by reference to Exhibit 10.16 to the registration statement on Form F-1 (File No. 333-281783), as amended, initially filed with the SEC on August 26, 2024)

10.5**

English Translation of Form of Franchisee Agreement between the Company and our Franchisee (incorporated by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-281783), as amended, initially filed with the SEC on August 26, 2024)

10.6**

English Translation of Form of Agreement of Commissioned Processing with Third-Party Manufacturers (incorporated by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333-281783), as amended, initially filed with the SEC on August 26, 2024)

14.1**

Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the registration statement on Form F-1 (File No. 333-281783), as amended, initially filed with the SEC on August 26, 2024)

14.2**	Insider Trading Policies (incorporated by reference to Exhibit 14.2 to the registration statement on Form F-1 (File No. 333-281783), as amended, initially filed with the SEC on August 26, 2024)
14.3**

Executive Compensation Recovery Policy (incorporated by reference to Exhibit 14.3 to the registration statement on Form F-1 (File No. 333-281783), as amended, initially filed with the SEC on August 26, 2024)

21.1**	List of Subsidiaries
23.1**	Consent of WWC, P.C., Independent Registered Public Accounting Firm
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of Jiangsu Junjin Law Firm (included in Exhibits 5.2)
107*	Filing Fee Table

____________

*        Filed herewith.

**      Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jiangsu, China, on September 24, 2025.

Park Ha Biological Technology Co., Ltd.
By:	/s/ Xiaoqiu Zhang
Name:	Xiaoqiu Zhang
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on September 24, 2025.

Signature	Title
/s/ Xiaoqiu Zhang	Chief Executive Officer and Director
Name: Xiaoqiu Zhang	(Principal Executive Officer)
/s/ Xiaoyan Zhu	Chief Financial Officer
Name: Xiaoyan Zhu	(Principal Accounting Officer)
/s/ Xinyu Li	Chief Technology Officer
Name: Xinyu Li
/s/ Li Wang	Director
Name: Li Wang
/s/ Yanan Shan	Director
Name: Yanan Shan
/s/ Qixiong Sheng	Director
Name: Qixiong Sheng
/s/ Xiaozhong Yu	Director
Name: Xiaozhong Yu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on September 24, 2025.

Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.